AGREEMENT


This Agreement (the "Agreement") is made and entered into by and between Washington National Insurance Company, an Illinois insurance corporation ("WNIC") and Pioneer Financial Services, Inc., a Delaware corporation ("PFS").

WHEREAS, WNIC engages in various lines of insurance business, including the issuance and administration of individual health and group underwritten life and health insurance sold and administered throughout the United States; and

WHEREAS, WNIC desires to sell a portion of its health insurance business, and PFS desires to purchase such portion of WNIC's health insurance business through one or more of its insurance subsidiaries identified in Section 11.7 to be designated by PFS prior to Closing ("Designee"), upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WNIC and PFS hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 DEFINITIONS. The capitalized terms used in this Agreement shall have the meanings specified in Exhibit A. Unless the context otherwise requires, such capitalized terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.


                                   ARTICLE II
                   CONTEMPLATED TRANSACTIONS AND FIRST CLOSING
RELATING TO THE INDIVIDUAL/SMALL GROUP BUSINESS

2.1  TRANSFER OF ASSETS.

(a) Upon the terms and subject to the conditions of this Agreement, on the First Effective Date, WNIC shall transfer, convey and assign to PFS, and PFS shall accept and acquire from WNIC, all Assets and Properties of the Individual/Small Group Business, including but not limited to those assets and properties set forth on Exhibit B hereto and identified under the heading "Assets and Properties of the Individual/Small Group Business" (the "Transferred Assets of the Individual/Small Group Business").

(b) The Assets and Properties of the Individual/Small Group Business shall not include, and WNIC shall not be obligated to transfer and PFS shall not be obligated to accept, the assets and properties set forth on Exhibit C hereto (the "Excluded Assets").

2.2  ASSUMPTION OF LIABILITIES.

(a) Upon the terms and subject to the conditions of this Agreement, on the First Effective Date, PFS shall assume and be liable for those risks, liabilities, and obligations of WNIC under or with respect to the Individual/Small Group Business set forth on Exhibit D hereto and identified under the heading "Assumed Liabilities of the Individual/Small Group Business" (the "Assumed Liabilities of the Individual/Small Group Business").

(b) PFS shall have no responsibility for any risks, liabilities or obligations of WNIC with respect to the Individual/Small Group Business, other than the Assumed Liabilities of the Individual/Small Group Business, whether now existing of hereafter arising, and whether known or unknown to PFS, all of which shall be retained by WNIC, including but not limited to those set forth on Exhibit E hereto (the "Excluded Liabilities").

2.3 INDIVIDUAL/SMALL GROUP REINSURANCE AGREEMENT. Certain of the Assets and Properties of the Individual/Small Group Business will be transferred by WNIC and certain of the Assumed Liabilities of the Individual/Small Group Business will be assumed by PFS pursuant to the terms of an Individual/Small Group Reinsurance Agreement to be entered into by WNIC and PFS substantially in the form attached hereto as Exhibit F. The Individual/Small Group Reinsurance Agreement will provide, among other things, for a ceding commission of $18 million (the "Ceding Commission") and that WNIC will reimburse PFS for losses on the New Jersey Business, as described further therein.

2.4 ASSIGNMENTS. Certain of the Assets and Properties of the Individual/Small Group Business will be transferred by WNIC and certain of the Assumed Liabilities of the Individual/Small Group Business will be assumed by PFS pursuant to separate Assignment Agreements of the reinsurance and related agreements between WNIC and each of National Casualty Company, Harvest Life Insurance Company and Federal Home Life Insurance Company in form and substance reasonably satisfactory to the parties. The Assignment Agreement relating to National Casualty Company shall provide that PFS has the obligation to pay all claims regardless of the Incurred Date except that WNIC shall retain liability for claims having an Incurred Date before the First Effective Date to the extent such claims paid in the first twelve months on or after the First Effective Date exceed that portion of the Mod Co reserve held by National Casualty that relates to reserves of the type required to be reported in Exhibits 11 or 9B of the 1995 NAIC Life Insurance Statement.

2.5 SERVICES AGREEMENTS. WNIC and PFS will enter into (i) an Interim Services and Facilities Agreement pursuant to which WNIC will continue to provide certain services and facilities on an interim basis with respect to the Reinsured Policies under the Individual/Small Group Reinsurance Agreement, and (ii) a Services and Facilities Agreement pursuant to which PFS will provide certain services and facilities with respect to the Reinsured Policies under the Individual/Small Group Reinsurance Agreement, in each case in form and substance reasonably satisfactory to the parties.

2.6 CONSIDERATION. In full consideration of the transfer, conveyance and assignment of the Assets and Properties of the Individual/Small Group Business to PFS, at the First Effective Date, PFS will assume the Assumed Liabilities of the Individual/Small Group Business pursuant to Section 2.2(a), and WNIC will pay to PFS the Transfer Amount for the Individual/Small Group Business as reflected on the Closing Statement for the Individual/Small Group Business (prepared in accordance with Exhibit G hereto and derived from the Closing Balance Sheet prepared in accordance with Exhibit H hereto), subject to adjustment pursuant to Section 2.8 below, minus (i) the Ceding Commission and
(ii) a purchase price of $1 million (the "Purchase Price").

2.7  FIRST CLOSING.

(a) The First Closing of the transactions contemplated by this Agreement, including without limitation the consummation of the transfer of the Assets and Properties of the Individual/Small Group Business and the execution and delivery of the Closing Agreements for the Individual/Small Group Business, shall be held at the offices of WNIC, 300 Tower Parkway, Lincolnshire, Illinois at 10:00 a.m., local time, on the First Closing Date or at such other place, date or time as may be fixed by mutual agreement of the parties, but in no event later than September 30, 1996, unless the parties to this Agreement mutually agree otherwise.

(b) At the First Closing, PFS shall execute and/or deliver to WNIC all of the following:

     (i) a copy of PFS's charter certified by the Secretary of State of the state of its incorporation;

     (ii) Assumption Agreements, in form and substance reasonably satisfactory to WNIC, duly executed by PFS, under which PFS assumes certain of the Assumed Liabilities of the Individual/Small Group Business;

     (iii) the Closing Agreements for the Individual/Small Group Business, duly executed by PFS;

     (iv) the officers' certificates referred to in Section 8.2(g);

     (v)  the opinion of counsel referred to in Section 8.2(h); and

     (vi) all other documents reasonably requested by WNIC to consummate the transactions herein contemplated.

(c) At the First Closing, WNIC shall execute and/or deliver to PFS all of the following:

     (i) the Transfer Amount for the Individual/Small Group Business as reflected on the Closing Statement for the Individual/Small Group Business, minus the Ceding Commission and the Purchase Price, in immediately available funds by wire transfer to such account and at such bank as specified by PFS in writing at least two Business Days before the First Closing Date;

     (ii) a copy of WNIC's Articles of Incorporation, certified by the Secretary of State of the State of Illinois;

     (iii) Bills of Sale, in form and substance reasonably satisfactory to PFS, conveying to PFS all of the Assets and Properties of the Individual/Small Group Business other than the Excluded Assets;

     (iv) the Closing Statement for the Individual/Small Group Business and the Closing Balance Sheet;

     (v) the Closing Agreements for the Individual/Small Group Business, duly executed by WNIC;

     (vi) the officers' certificates referred to in Section 8.1(g);

     (vii)     the opinion of counsel referred to in Section 8.2(h); and

     (viii) all other documents reasonably requested by PFS to consummate the transactions herein contemplated.

2.8 FIRST POST-CLOSING ADJUSTMENT. Within 60 days after the First Closing Date, WNIC shall prepare and deliver to PFS a statement showing the Recalculated Transfer Amount for the Individual/Small Group Business as of the First Closing Date. PFS shall review the Recalculated Transfer Amount for the Individual/Small Group Business and advise WNIC in writing within 30 days whether PFS agrees or disagrees with the data set forth therein, and in the case of disagreement, setting forth in detail the specific items of disagreement. If PFS and WNIC are in agreement with respect to WNIC's determination of the Recalculated Transfer Amount for the Individual/Small Group Business or if PFS fails to advise WNIC of any disagreement with respect to WNIC's determination within such 30-day period, the difference between the Transfer Amount for the Individual/Small Group Business and the Recalculated Transfer Amount for the Individual/Small Group Business, as determined by WNIC, shall be remitted to the party which was credited at the First Closing with an amount in excess of that to which such party is entitled, together with interest on the difference using a simple interest rate of 6% per year. If WNIC and PFS do not agree upon the Recalculated Transfer Amount for the Individual/Small Group Business within 30 days after PFS has advised WNIC of any disagreement, PFS or WNIC may, not later than 60 days after PFS has advised WNIC of any disagreement (or such longer period of time as WNIC and PFS may mutually agree upon), submit the matter or matters with respect to which there is a disagreement to a national firm of independent public accountants mutually agreed upon by WNIC and PFS, and the decision of such independent firm shall be final and binding on each party to this Agreement. In the event that PFS and WNIC are unable to mutually agree on the national firm of independent public accountants, Ernst & Young shall select one of the other big six accounting firms to serve as the independent firm.

Each party shall be responsible for its own expenses in connection with this first post-closing adjustment, and the expenses of any independent accounting firm shall be shared equally by WNIC and PFS. WNIC and PFS agree to cooperate in any reasonable way with any independent accounting firm in connection with the foregoing.


                                   ARTICLE III
                  CONTEMPLATED TRANSACTIONS AND SECOND CLOSING
                      RELATING TO THE LARGE GROUP BUSINESS

3.1 PROPOSED THIRD PARTY SALE. Prior to the Second Closing, WNIC shall use its best efforts to sell or otherwise transfer the Large Group Business to a qualified third party, and PFS agrees to cooperate fully in connection with such sale or transfer; provided, however, that PFS shall not be obligated to incur any additional expense under this provision (unless WNIC reimburses PFS for such expense).

3.2  TRANSFER OF ASSETS.

     (a) In the event that, as of the Second Closing, WNIC has not sold or transferred, or entered into an agreement for the sale or transfer of the Large Group Business to a qualified third party, then upon the terms and subject to the conditions of this Agreement, on the Second Effective Date, WNIC shall transfer, convey and assign to PFS, and PFS shall accept and acquire from WNIC, all Assets and Properties of the Large Group Business, including but not limited to those assets and properties set forth on Exhibit B hereto and identified under the heading "Assets and Properties of the Large Group Business" (the "Transferred Assets of the Large Group Business").

     (b) The Assets and Properties of the Large Group Business shall not include, and WNIC shall not be obligated to transfer and PFS shall not be obligated to accept, the assets and properties set forth on Exhibit C hereto (the "Excluded Assets").

3.3  ASSUMPTION OF LIABILITIES.

     (a) In the event that, as of the Second Closing, WNIC has not sold or transferred, or entered into an agreement for the sale or transfer of, the Large Group Business to a qualified third party, then upon the terms and subject to the conditions of this Agreement, on the Second Effective Date, PFS shall assume and be liable for those risks, liabilities, and obligations of WNIC under or with respect to the Large Group Business set forth on Exhibit D hereto and identified under the heading "Assumed Liabilities of the Large Group Business" (the "Assumed Liabilities of the Large Group Business").

     (b) PFS shall have no responsibility for any risks, liabilities or obligations of WNIC with respect to the Large Group Business, other than the Assumed Liabilities of the Large Group Business, whether now existing of hereafter arising, and whether known or unknown to PFS, all of which shall be retained by WNIC, including but not limited to those set forth on Exhibit E hereto (the "Excluded Liabilities").

3.4 LARGE GROUP REINSURANCE AGREEMENT. Certain of the Assets and Properties of the Large Group Business will be transferred by WNIC and certain of the Assumed Liabilities of the Large Group Business will be assumed by PFS pursuant to the terms of a Large Group Reinsurance Agreement to be entered into by WNIC and PFS substantially in the form attached hereto as Exhibit I, which will become effective on September 30, 1996 unless the Large Group Business has been sold or transferred, or WNIC has entered into an agreement for the sale or transfer of the Large Group Business, prior to such date, in which case the Large Group Reinsurance Agreement shall be of no effect. The Large Group Reinsurance Agreement will provide, among other things, that WNIC will reimburse PFS for losses on the business reinsured, and PFS will pay WNIC profits on the business reinsured, as further described therein.

3.5 SERVICES AGREEMENTS. WNIC and PFS will enter into (i) an Interim Services and Facilities Agreement pursuant to which WNIC will provide certain services and facilities on an interim basis with respect to the Reinsured Policies under the Large Group Reinsurance Agreement, and (ii) a Services and Facilities Agreement pursuant to which PFS will provide certain services and facilities with respect to the Reinsured Policies under the Large Group Reinsurance Agreement, in each case in form and substance reasonably satisfactory to the parties.

3.6 CONSIDERATION. In full consideration of the transfer, conveyance and assignment of the Assets and Properties of the Large Group Business to PFS, at the Second Effective Date PFS will assume the Assumed Liabilities of the Large Group Business pursuant to Section 3.3(a), and WNIC will pay to PFS the Transfer Amount for the Large Group Business as reflected on the Closing Statement for the Large Group Business (prepared in accordance with Exhibit J hereto and derived from the Closing Balance Sheet prepared in accordance with Exhibit H hereto), subject to adjustment pursuant to Section 3.8 below.

3.7  SECOND CLOSING.

     (a) The Second Closing of the transactions contemplated by this Agreement, including without limitation the consummation of the transfer of the Assets and Properties of the Large Group Business and the execution and delivery of the Closing Agreements for the Large Group Business, shall be held at the offices of WNIC, 300 Tower Parkway, Lincolnshire, Illinois at 10:00 a.m., local time, on the Second Closing Date or at such other place, date or time as may be fixed by mutual agreement of the parties, but in no event later than September 30, 1996, unless the parties to this Agreement mutually agree otherwise.

     (b) At the Second Closing, PFS shall execute and/or deliver to WNIC all of the following:

          (i) a copy of PFS's charter certified by the Secretary of State of the state of its incorporation;

          (ii) Assumption Agreements, in form and substance reasonably satisfactory to WNIC, duly executed by PFS, under which PFS assumes certain of the Assumed Liabilities of the Large Group Business;

          (iii) the Closing Agreements for the Large Group Business, duly executed by PFS;

          (iv) the officers' certificates referred to in Section 8.2(g);

          (v)  the opinion of counsel referred to in Section 8.2(h); and

          (vi) all other documents reasonably requested by WNIC to consummate the transactions herein contemplated.

     (c) At the Second Closing, WNIC shall execute and/or deliver to PFS all of the following:

          (i) The Transfer Amount for the Large Group Business as reflected on the Closing Statement for the Large Group Business, in immediately available funds by wire transfer to such account and at such bank as specified by PFS in writing at least two Business Days before the Second Closing Date;

          (ii) a copy of WNIC's Articles of Incorporation, certified by the Secretary of State of the State of Illinois;

          (iv) Bills of Sale, in form and substance reasonably satisfactory to PFS, conveying to PFS all of the Assets and Properties of the Large Group Business other than the Excluded Assets;

          (v) the Closing Statement for the Large Group Business and the Closing Balance Sheet;

          (vi) the officers' certificates referred to in Section 8.1(g);

          (vii)     the opinion of counsel referred to in Section 8.2(h); and

          (viii) all other documents reasonably requested by PFS to consummate the transactions herein contemplated.

3.8 SECOND POST-CLOSING ADJUSTMENT. Within 60 days after the Second Closing Date, WNIC shall prepare and deliver to PFS a statement showing the Recalculated Transfer Amount for the Large Group Business as of the Second Closing Date. PFS shall review the Recalculated Transfer Amount for the Large Group Business and advise WNIC in writing within 30 days whether PFS agrees or disagrees with the data set forth therein, and in the case of disagreement, setting forth in detail the specific items of disagreement. If PFS and WNIC are in agreement with respect to WNIC's determination of the Recalculated Transfer Amount for the Large Group Business or if PFS fails to advise WNIC of any disagreement with respect to WNIC's determination within such 30-day period, the difference between the Transfer Amount for the Large Group Business and the Recalculated Transfer Amount for the Large Group Business, as determined by WNIC, shall be remitted to the party which was credited at the Second Closing with an amount in excess of that to which such party is entitled, together with interest on the difference using a simple interest rate of 6% per year. If WNIC and PFS do not agree upon the Recalculated Transfer Amount for the Large Group Business within 30 days after PFS has advised WNIC of any disagreement, PFS or WNIC may, not later than 60 days after PFS has advised WNIC of any disagreement (or such longer period of time as WNIC and PFS may mutually agree upon), submit the matters with respect to which there is a disagreement to a national firm of independent public accountants mutually agreed upon by WNIC and PFS, and the decision of such independent firm shall be final and binding on each party to this Agreement. In the event that PFS and WNIC are unable to mutually agree on the national firm of independent public accountants, Ernst & Young shall select one of the other big six accounting firms to serve as the independent firm. Each party shall be responsible for its own expenses in connection with this second post-closing adjustment, and the expenses of any independent accounting firm shall be shared equally by WNIC and PFS. WNIC and PFS agree to cooperate in any reasonable way with any independent accounting firm in connection with the foregoing.

3.9 OPERATION AND MANAGEMENT OF THE LARGE GROUP BUSINESS. In the event that the Large Group Reinsurance Agreement has become effective, WNIC shall have the right during the term of such Agreement to instruct PFS to wind down the Large Group Business by terminating policies at the earliest permitted date or taking other necessary or appropriate steps. PFS agrees to comply with WNIC's instructions, to the extent permitted by Law, unless it determines to become solely responsible for losses and profits on the business reinsured, in which case PFS shall provide WNIC with prior written notice pursuant to the terms of the Large Group Reinsurance Agreement.


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF WNIC

WNIC represents and warrants to PFS as follows:

4.1ORGANIZATION AND EXISTENCE. WNIC is an insurance corporation duly incorporated, validly existing, and in good standing under the Laws of the State of Illinois and has full corporate power and authority to conduct its business as currently conducted. WNIC is duly qualified, licensed or admitted to do business as a foreign insurance corporation and is in good standing in each jurisdiction in which its ownership of the Assets and Properties of the Health Insurance Business or the conduct of the Health Insurance Business requires it to be so qualified, licensed or admitted. WNIC is qualified, licensed or admitted in all states other than the State of New York.

4.2 AUTHORITY. The execution, delivery, and compliance with the terms of this Agreement and the Closing Agreements by WNIC and the performance by WNIC of its obligations under this Agreement and the Closing Agreements have been duly and validly authorized by all necessary corporate action on the part of WNIC. This Agreement has been, and the Reinsurance Agreements and the Service Agreements (when executed and delivered by WNIC as provided herein) will be, duly and validly executed and delivered by WNIC. This Agreement constitutes, and the Reinsurance Agreements and the Service Agreements (when executed and delivered by WNIC as provided herein) will constitute legal, valid, and binding obligations of WNIC enforceable against WNIC in accordance with their respective terms, subject to (a) applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and
(b) general principles of equity.

4.3 NO CONFLICTING AGREEMENTS. Neither the execution and delivery of this Agreement or any Closing Agreement by WNIC, nor the performance by WNIC of its obligations under this Agreement or any Closing Agreement, will:

(a)  subject to obtaining the approvals and making the filings contemplated by
Section 7.6, violate any Laws or Orders applicable to WNIC;

(b) conflict with or result in a violation or breach of the Articles of Incorporation or bylaws of WNIC;

(c) except as disclosed in Schedule 4.3(c), result in the creation or imposition of any Lien upon WNIC or any of the Assets and Properties of the Health Insurance Business, except for Liens which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Business and Condition of the Health Insurance Business; or

(d) except as disclosed in Schedule 4.3(d), conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any contract, agreement or other commitment to which WNIC is a party or by which any of the Assets and Properties of the Health Insurance Business is bound, except for such conflicts, violations, breaches, defaults or rights which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Business and Condition of the Health Insurance Business.

4.4 REGULATORY FILINGS AND APPROVALS. Other than as contemplated by Section 7.6, no notices, reports or other filings are required to be made by WNIC with, and no consents, registrations, approvals, permits, licenses, orders or authorizations are required to be obtained by WNIC from any Person or Governmental Authority in connection with the execution and delivery of this Agreement or any Closing Agreement by WNIC and the consummation of the transactions contemplated hereby or thereby.

4.5 LITIGATION. Except as disclosed in Schedule 4.5, there are no actions, suits, inquiries, investigations, or proceedings by or before any court or Governmental Authority pending or, to the knowledge of WNIC, threatened against or involving WNIC and (i) related to the Health Insurance Business, or (ii) which individually or in the aggregate could reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or any Closing Agreement or on the ability of WNIC to perform its obligations under this Agreement or any Closing Agreement; and to the knowledge of WNIC, no valid basis exists for any such action, suit, inquiry, investigation or proceeding. WNIC has not agreed to refrain from, and is not and has not been permanently or temporarily enjoined by any Order of any Governmental Authority from, engaging in or continuing any conduct or practice in connection with the Health Insurance Business, or requiring it to take any action in connection with the Health Insurance Business.

4.6 COMPLIANCE WITH LAWS. To the knowledge of WNIC, the Health Insurance Business is being conducted in compliance in all material respects with all applicable Laws. WNIC is not in violation (and with or without notice or lapse of time or both, would not be in violation) of any Laws applicable to WNIC and related to the Health Insurance Business, except for violations which individually or in the aggregate do not and could not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or any Closing Agreement or on the ability of WNIC to perform its obligations under this Agreement or any Closing Agreement.

4.7 LICENSES AND PERMITS. WNIC owns or validly holds all licenses, franchises, permits, approvals, and other authorizations that are required to carry on the business, operations and affairs of the Health Insurance Business as heretofore and currently conducted. Schedule 4.7 lists each license, franchise, permit, approval or authorization owned or held by WNIC with respect to the Health Insurance Business.

4.8  INTELLECTUAL PROPERTY RIGHTS.

(a) To the knowledge of WNIC, WNIC has full right, title and interest in or to use (as currently used) all Intellectual Property which is material to the conduct of the Health Insurance Business as now conducted, and the consummation of the transactions contemplated hereby will not alter or impair in an adverse manner the rights of WNIC (or PFS after the First or Second Closing, as applicable) to such Intellectual Property. Schedule 4.8 lists all Intellectual Property, including computer software (whether owned by or licensed to WNIC) which is used in the conduct of the Health Insurance Business as it is currently being conducted by WNIC.

(b) To the knowledge of WNIC, WNIC is not in default under any Material Contract or any Assumed Contract pursuant to which it is licensing Intellectual Property of a third party or granting licenses to its own Intellectual Property. WNIC has not notified any other party of an alleged default of any such agreement. WNIC has not received any communications alleging that WNIC has violated any other person's Intellectual Property or has engaged in unfair competition against such person.

(c) To the knowledge of WNIC, WNIC does not infringe (nor has it misappropriated) any third party's Intellectual Property and WNIC has no material liability for any past infringement or misappropriation. No material dispute or disagreement involving WNIC exists or is, to the knowledge of WNIC, threatened with regard to any third party Intellectual Property, including any allegation of Intellectual Property infringement or misappropriation or of any breach or default of an Intellectual Property license or similar agreement.

4.9 FINANCIAL STATEMENTS. WNIC has previously delivered to PFS the copies of unaudited SAP and GAAP balance sheets relating to the Health Insurance Business (exclusive of any allocation of capital and surplus and exclusive of any invested assets) as of December 31, 1995 and March 31, 1996, and separate adjusted unaudited statements of operations relating to the Health Insurance Business for the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1996, in each case as compiled from the SAP and GAAP balance sheets of WNIC as of such dates and the SAP and GAAP statements of operations of WNIC for such periods, respectively. Each such balance sheet relating to the Health Insurance Business (exclusive of any allocation of capital and surplus and exclusive of any invested assets) was prepared in accordance with SAP and GAAP (as indicated therein) and fairly presents the financial condition (exclusive of any allocation of capital and surplus and exclusive of any invested assets) of the Health Insurance Business as of the respective date thereof, and each such statement of operations relating to the Health Insurance Business was prepared in accordance with SAP and GAAP (as indicated therein), and fairly presents the results of operations of the Health Insurance Business for the respective period covered thereby, in each case in accordance with SAP and GAAP (as indicated therein), respectively. The March 31, 1996 SAP and GAAP balance sheets are hereinafter referred to as the "Financial Statements." The Closing Balance Sheet will be prepared using SAP and GAAP in a manner consistent with the Financial Statements. The Closing Statement for the Individual/Small Group Business and the Closing Statement for the Large Group Business will each be derived from the Closing Balance Sheet and will be prepared using SAP and GAAP in a manner consistent with the Closing Balance Sheet (except as otherwise noted on Exhibit G and Exhibit J, respectively).

4.10 ASSETS AND PROPERTIES.

(a) WNIC has good and marketable title to the Assets and Properties of the Health Insurance Business, free and clear of all Liens, except (i) for current taxes, assessments or similar charges not yet due, (ii) for current taxes, assessments or similar charges being contested by WNIC in good faith by appropriate proceedings and disclosed in Schedule 4.10(a), (iii) for property as to which WNIC holds a valid leasehold interest, and (iv) as otherwise disclosed in Schedule 4.10(a).

(b) The Assets and Properties of the Health Insurance Business, together with the Excluded Assets, include all rights, assets and other properties necessary to permit the Health Insurance Business to be conducted in all material respects in the same manner as it has been conducted prior to the date hereof. The tangible personal property included in the Assets and Properties of the Health Insurance Business is in serviceable condition and adequate to permit the Health Insurance Business to be conducted as it has been conducted prior to the date hereof.

4.11 TAXES. WNIC has duly filed all tax reports and returns required to be filed by it with respect to the Health Insurance Business. WNIC has paid or will pay all premium taxes that are due from WNIC with respect to the Reinsured Policies for all taxable periods ending prior to the Closing Date except for taxes being contested by WNIC in good faith and disclosed in Schedule 4.11 writing to PFS. WNIC has duly and timely withheld from all salaries, wages, and other compensation of all employees of WNIC associated with the Health Insurance Business and (if required by applicable Laws) all agents of WNIC associated with the Health Insurance Business, and has duly and timely paid over to the appropriate Governmental Authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

4.12 CONTRACTS. Schedule 4.12 lists all Material Contracts to which WNIC is a party or by which WNIC or any of the Assets and Properties of the Health Insurance Business is bound. WNIC has made available to PFS a true and complete copy of each Material Contract and Assumed Contract in effect on the date of this Agreement. WNIC has performed all obligations required to be performed by it under any Material Contract or Assumed Contract through the date of this Agreement and is not in default (and with or without notice or lapse of time or both, would not be in default) under any Material Contract or Assumed Contract, except for defaults which individually or in the aggregate do not and could not reasonably be expected to have a material adverse effect on the Business and Condition of the Health Insurance Business. To WNIC's knowledge, the other party to each Material Contract or Assumed Contract is not in default under such Material Contract or Assumed Contract.

4.13 EMPLOYEE BENEFITS.

(a) Schedule 4.13 (a) lists all current plans of WNIC in effect for pension, profit sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases or any other form of retirement or deferred benefit, or any health, accident or other welfare plan, or any other employee benefit plan, program, contract, understanding or arrangement in which any employee of the Health Insurance Business or beneficiary of any of them, is entitled to participate. The plans, programs, contracts, understandings and arrangements listed in Schedule 4.13 are hereinafter referred to as the "Plans".

(b) WNIC will deliver upon request to PFS true and complete copies of (or, where copies do not exist, summaries of) each of the Plans.

(c) Each of the Plans which is intended to qualify under Section 401(a) of the Code is designated on the Disclosure Schedule as being a "Qualified Plan" (the Plans so designated being hereinafter referred to as the "Qualified Plans"). Each Qualified Plan is currently in compliance in all material respects with ERISA.

(d) WNIC has received currently effective favorable determination letters from the IRS with respect to the qualification of the Qualified Plans, and true and correct copies of these determination letters will be delivered to PFS upon request. To the knowledge of WNIC, there have been no developments since the dates of the determination letters which would create a material risk of causing the loss of such qualification.

(e) Except as disclosed in Schedule 4.13(e), (i) no liability or penalty under ERISA has been or will be incurred by WNIC with respect to any Qualified Plan,
(ii) full payment has been made of all amounts which WNIC is required to have paid as contributions to such Qualified Plans, (iii) there is not in the aggregate any accumulated funding deficiency with respect to such Qualified Plans, and (iv) the current value of accrued benefits of the Qualified Plans does not exceed the current value of the assets of the Qualified Plans.

4.14 INSURANCE BUSINESS. All Reinsured Policies issued by WNIC with annualized premiums of at least $2,000,000 in force on the date hereof are listed in
Schedule 4.14 and are, to the extent required under applicable Law, on forms approved by the appropriate insurance Governmental Authorities in the jurisdictions where issued or have been filed with and not objected to by such authorities within the period provided for objection. Except as disclosed in
Schedule 4.14, any rates for premiums that are charged with respect to the Reinsured Policies and are required to be filed by WNIC with or approved by any insurance Governmental Authority have been so filed or approved, and such premiums conform to such rates in all material respects. None of the insurance products which have been or are being marketed or sold by WNIC's Health Insurance Business were or are required to be registered or qualified under the Securities Act of 1933, as amended, or any state securities laws.

4.15 THE REINSURED POLICIES. Except as required or permitted by Law or except as disclosed in Schedule 4.15:

(a) All insurance benefits with respect to the Reinsured Policies that have become payable by WNIC and are not in the course of settlement in good faith by WNIC have been paid in all material respects in accordance with the terms of the Reinsured Policy under which they arose;

(b) The underwriting standards used and ratings applied by WNIC and the claims paying practices employed by WNIC with respect to the Reinsured Policies conform in all material respects with such Reinsured Policies, applicable Law, accepted industry practices and any relevant requirement in applicable reinsurance, coinsurance or other similar contracts and, except for immaterial exceptions, are based upon the provisions of the underwriting manuals used in the Health Insurance Business. Schedule 4.15(b) contains a list of the underwriting manuals used in the Health Insurance Business;

(c) Each insurance agent, at the time such agent wrote, sold, or produced Reinsured Policies, was duly licensed (for the type of business written, sold, or produced) in the particular jurisdiction in which such agent wrote, sold, or produced such Reinsured Policies except to the extent that the failure to be so licensed could not reasonably be expected to have a material adverse effect on the Business and Condition of the Health Insurance Business; and

(d) To the best of WNIC's knowledge and belief, no such insurance agent and no sales material written by WNIC for use by Health Insurance Business agents violated (or with or without notice or lapse of time or both, would have violated) any Laws or any Order applicable to the writing, sale, or production of Reinsured Policies issued by WNIC, except to the extent that any such violation could not reasonably be expected to have a material adverse effect on the Business and Condition of the Health Insurance Business.

(e) Schedule 4.15(e) contains a list of all agents or brokers authorized by WNIC to solicit insurance products on behalf of WNIC in connection with the Heath Insurance Business. Except as disclosed in Schedule 4.15(e), true and complete copies of each form of contract currently in force between WNIC and each of such agents or brokers have heretofore been furnished to PFS.

4.16 MATERIAL CHANGES. Except as disclosed in Schedule 4.16 or except as contemplated by this Agreement or any Closing Agreement, there has not been, since March 31, 1996, any material adverse change in the Business and Condition of the Health Insurance Business, other than any change resulting from or relating to general economic conditions, industry-wide developments, SAP or GAAP reporting requirements, or adoption of tax or other Laws, in each case generally affecting companies engaged in issuing or underwriting health insurance.

4.17 NO UNDISCLOSED LIABILITIES.

(a) Except as disclosed in Schedule 4.17(a), the Health Insurance Business (i) had, as of March 31, 1996, no material debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise and whether due or to become due, except to the extent recorded or disclosed in the Financial Statements and except for debts, liabilities and obligations which were not required to be recorded or disclosed in such financial statements in accordance with SAP and GAAP (and to the knowledge of WNIC, the Health Insurance Business has no other such material debts, liabilities or obligations), and (ii) has not incurred since March 31, 1996 to the date hereof any debts, liabilities or obligations except in the ordinary course of business.

(b) Except as disclosed in Schedule 4.17(b): (i) the Health Insurance Business has no liabilities of any nature, whether accrued, absolute or contingent or otherwise, and whether due or to become due, which could reasonably be expected to have a material adverse effect on the Business and Condition of the Health Insurance Business and which were not or will not be, as the case may be, provided for or disclosed in the Financial Statements or the Closing Balance Sheet, or the respective notes thereto, (ii) there were no "loss contingencies" (as such term is used in Statement of Financial Accounting Standards No. 5) which could reasonably be expected to have a material adverse effect on the Business and Condition of the Health Insurance Business and which were not, or will not be, as the case may be, provided for or disclosed in the Financial Statements or the Closing Balance Sheet, or the respective notes thereto, and
(iii) other than as reflected in the Financial Statements, or as will be reflected in the Closing Balance Sheet, WNIC has not, or will not have, guaranteed, in the conduct of its Health Insurance Business any obligations of third parties.

4.18 ENVIRONMENTAL AND OSHA LIABILITY.

(a) To the knowledge of WNIC, the Health Insurance Business has been and is operated in material compliance with all applicable Laws relating to pollution or protection of the environment or workplace health and safety.

(b) With respect to the Health Insurance Business, WNIC, to its knowledge, has not received any written notice or any other communication from any Governmental Authority alleging or concerning any violation by WNIC of, or responsibility or liability of WNIC under, any Laws relating to pollution or protection of the environment or workplace health and safety, and has no knowledge of any fact or condition which could reasonably be expected to give rise to any action, suit proceeding or investigation by any Governmental Authority with respect thereto.

(c) WNIC has no knowledge of any fact or condition which could reasonably be expected to give rise to any action, suit, proceeding, or investigation to revoke or deny renewal of any material approval, permit or license obtained from any Governmental Authority relating to pollution or protection of the environment or workplace health and safety, if such revocation or denial could reasonably be expected to have a material adverse effect on the Business and Condition of the Health Insurance Business.

4.19 CHARGES. All charges made to customers or policyholders of WNIC's Health Insurance Business have been properly computed and billed in material compliance with applicable policies, agreements and procedures in place with respect to such customers or policyholders; and no such customer or policyholder has any right to any material refund, price or fee adjustment offset or similar right with respect to any such charges.

4.20 AFFILIATED TRANSACTIONS.

(a) Schedule 4.20(a) lists all transactions which are now in effect with respect to the Health Insurance Business between WNIC on the one hand, and any Affiliate of WNIC, on the other hand, including without limitation any charge for services (administrative or otherwise).

(b) Except as set forth in Schedule 4.20(b), no executive officer, director or Affiliate of WNIC (i) has directly or indirectly any material interest in any material asset used in the Health Insurance Business, or (ii) has any direct or indirect interest of any nature whatsoever (other than as the owner of 5% or less of any class of non-voting securities, or 1% or less of the voting securities) in any corporation or business which competes with, conducts any business similar to, or has any present or contemplated arrangement or agreement with, the Health Insurance Business.

4.21 THREAT OF CANCELLATION. Since December 31, 1995, no person writing, selling or producing insurance business that individually or in the aggregate accounted for 10% or more of the annualized premium income of the Individual Health Insurance Business (exclusive of the New Jersey Business) for the year ended December 31, 1995 has terminated, or to the knowledge of WNIC, threatened in writing to terminate, its relationship with WNIC.

4.22 EMPLOYEES. Schedule 4.22 lists all current Health Insurance Business employees of WNIC (hereinafter collectively referred to as the "Employees" or individually as "Employee"), including each Employee's name, position, grade level, annual base salary, maximum bonus eligibility and whether the Employee works exclusively for the Large Group Business.

4.23 ACTUARIAL. The amounts carried in the Financial Statements, on account of the reserves identified in the Financial Statements or as will be identified in the Closing Balance Sheet:

(a) are, or will be, as the case may be, computed in accordance with commonly accepted actuarial standards consistently applied and are fairly stated in accordance with sound actuarial principles;

(b) are, or will be, as the case may be, based on actuarial assumptions which are in accordance with or stronger than those called for in policy provisions;

(c)  meet the requirements of the insurance laws of the State of Illinois;

(d) make adequate provision for all unmatured obligations of WNIC guaranteed under the terms of its Health Insurance Business policies;

(e) are computed on the basis of assumptions consistent with those used in computing the corresponding items in the Annual Insurance Statement of the preceding year-end; and

(f) include provision for all actuarial reserves and related items which reasonably ought to be established under commonly accepted actuarial standards.

4.24 DISCLOSURE.

(a) The representations and warranties of WNIC in this Agreement, the Reinsurance Agreements and the Services Agreements, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

(b) Except as otherwise indicated herein or in the Schedules hereto, WNIC has delivered, or made available, to PFS copies of all written instruments, agreements and other documents referred to in the Schedules. All instruments, agreements and other documents referred to in the Schedules, delivered or to be delivered, or made available or to be made available, to PFS pursuant to this Agreement are, or when delivered or made available will be, true and complete in all material respects. The delivery, or the making available, to PFS of any such instrument, agreement or other document (including without limitation policies or forms of policies of insurance relating to the Health Insurance Business carried or issued by WNIC, contract or forms of contracts with agents or brokers or underwriting manuals) shall not affect, or be deemed to vitiate or otherwise modify, any representation, warranty or covenant made by WNIC herein with respect to any item so delivered or made available or otherwise, except in those instances, if any, where PFS expressly waives in writing the breach of a representation, warranty or covenant.

(c) There is no fact known to WNIC which materially and adversely affects the Business and Condition of the Health Insurance Business which has not been set forth in this Agreement, the Exhibits attached to this Agreement, the Disclosure Schedule or certificates in writing furnished to PFS in connection with the transactions contemplated by this Agreement.


                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF PFS

PFS represents and warrants to WNIC as follows:

5.1ORGANIZATION. PFS is a corporation duly incorporated, validly existing, and in good standing under the Laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and the Closing Agreements and to perform its obligations under this Agreement and the Closing Agreements.

5.2 AUTHORITY. The execution, delivery, and compliance with the terms of this Agreement and the Closing Agreements by PFS and the performance by PFS of its obligations under this Agreement and the Closing Agreements have been duly and validly authorized by all necessary corporate action on the part of PFS. This Agreement has been, and the Reinsurance Agreements and the Service Agreements (when executed and delivered by PFS) will be, duly and validly executed and delivered by PFS. This Agreement constitutes, and the Reinsurance Agreements and the Service Agreements (when executed and delivered by PFS) will constitute, legal, valid, and binding obligations of PFS enforceable against PFS in accordance with their respective terms, subject to (a) applicable Laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and (b) general principles of equity.

5.3 NO CONFLICTING AGREEMENTS. Neither the execution and delivery of this Agreement or any Closing Agreement by PFS, nor the performance by PFS of its obligations under this Agreement or any Closing Agreement, will:

(a) subject to obtaining the approvals and making the filings contemplated by Sections 7.6, violate any Laws or Order applicable to PFS;

(b) conflict with or result in a violation or breach of the charter or bylaws of PFS;

(c) result in the creation or imposition of any Lien upon PFS or any of its assets and properties, except for Liens which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or any Closing Agreement or on the ability of PFS to perform its obligations under this Agreement or any Closing Agreement; or

(d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any contract to which PFS is a party or by which any of its assets and properties is bound, except for such conflicts, violations, breaches, defaults, or rights which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or any Closing Agreement or on the ability of PFS to perform its obligations under this Agreement or any Closing Agreement.

5.4 REGULATORY FILING AND APPROVALS. Other than with respect to Assumed Contracts or as contemplated by Section 7.6, no notices, reports or other filings are required to be made by PFS with, and no consents, registrations, approvals, permits, licenses, orders or authorizations are required to be obtained by PFS from any Person or Governmental Authority in connection with the execution and delivery of this Agreement or any Closing Agreement by PFS and the consummation of the transactions contemplated hereby and thereby.

5.5 LITIGATION. There are no actions, suits, inquiries, investigations, or proceedings by or before any court or Governmental Authority pending or, to the knowledge of PFS, threatened against or involving PFS or any of its assets and properties, by any Person which individually or in the aggregate could reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or any Closing Agreement or on the ability of PFS to perform its obligations under this Agreement or any Closing Agreement.

5.6 COMPLIANCE WITH LAWS. PFS is not in violation (and with or without notice or lapse of time or both, would not be in violation) of any Laws applicable to PFS or any of its assets and properties, except for violations which individually or in the aggregate do not and could not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement or any Closing Agreement or on the ability of PFS to perform its obligations under this Agreement or any Closing Agreement.

5.7 LICENSES AND PERMITS. PFS owns or validly holds all licenses, franchises, permits, approvals, and other authorizations that are required to carry on its business as heretofore and currently conducted and will use its best efforts to cause to be obtained all licenses, franchises, permits, approvals and other authorizations for the conduct, after the First Closing, of the business, operations and affairs of the Individual/Small Group Business, and, after the Second Closing, of the business, operations and affairs of the Large Group Business.

5.8 CERTAIN UNDERSTANDINGS. PFS is acquiring the Health Insurance Business without any representation or warranty whatsoever, whether express or implied, except as expressly stated in this Agreement. PFS or its representatives are experienced in the insurance and other businesses of the Health Insurance Business.

5.9 FINANCIAL STATEMENTS. PFS has previously delivered to WNIC true and complete copies of (a) the audited balance sheets of PFS as of December 31, 1994 and 1995, and the audited statements of operations of PFS for the years ended December 31, 1994 and 1995, in each case as compiled from the GAAP balance sheets of PFS as of such dates and the GAAP statements of operations of PFS for such periods, respectively and (b) the balance sheets of each Designee as of December 31, 1994 and 1995 and the statements of operations of each Designee for the years ended December 31, 1994 and 1995, in each case as compiled from the SAP balance sheets of such Designees as of such dates and the SAP statements of operations of such Designees for such periods, respectively. Except as indicated in the notes thereto, each such balance sheet of PFS and such Designees was prepared in accordance with GAAP or SAP, as the case may be, and fairly presents the financial condition of PFS and such Designees as of the respective date thereof, and each such statement of operations was prepared in accordance with GAAP or SAP, as the case may be, and fairly presents the results of operations of PFS and such Designees for the respective periods covered thereby.

5.10 DISCLOSURE. The representations and warranties of PFS in this Agreement, the Reinsurance Agreements and the Services Agreements, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE VI
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

WNIC covenants that, from the date of this Agreement to the First Closing with respect to the Individual/Small Group Business, and from the date of this Agreement to the Second Closing with respect to the Large Group Business, unless otherwise agreed by PFS in writing or unless otherwise required to consummate the transactions contemplated by this Agreement:

6.1  CONDUCT OF BUSINESS IN ORDINARY COURSE.

(a) WNIC shall conduct the Individual/Small Group Business and the Large Group Business, as applicable, solely in the ordinary course of such business;

(b) WNIC shall use commercially reasonable efforts to preserve the present business relationships that are material to the Business and Condition of the Health Insurance Business and continue normal marketing, advertising and promotional expenditures;

(c)  WNIC shall not institute any new marketing or promotional programs;

(d) WNIC shall not change, terminate or otherwise amend any Material Contract or any Assumed Contract;

(e) WNIC shall not enter into, or become obligated under, any Material Contract, any Assumed Contract, or any Plan relating to the Health Insurance Business, except in the ordinary course of business, or as contemplated by this Agreement or any Closing Agreement; and

(f) WNIC shall not (i) create or incur any Lien on any Assets and Properties of the Health Insurance Business, (ii) enter into any material transaction or make any material commitment relating to the Health Insurance Business other than in the ordinary course of business, or (iii) enter into any employment contract with any of the employees or, except in the ordinary course of business consistent with past practice, agents of the Health Insurance Business, or pay or provide any increase in compensation, bonus or other benefits, except for increases in the ordinary course of business consistent with past practices (which increases shall be disclosed in writing to PFS prior to the First Closing in the case of Individual/Small Group Business Employees and prior to the Second Closing in the case of Large Group Business Employees), increases required by agency or brokerage contracts or other increases previously disclosed to, and agreed to by, PFS.

6.2  REGULATORY REPORTS.    WNIC shall furnish to PFS promptly upon receipt
thereof, copies of any reports or other communications received from any insurance or other regulatory authority with respect to the Health Insurance Business.

6.3 DISPOSITIONS. Except for sales of investments in the ordinary course consistent with past practices, WNIC will not sell, lease or otherwise dispose of assets used or required for use in the Health Insurance Business having an aggregate value of more than $100,000 or otherwise material to the Health Insurance Business.

6.4 OTHER EXTRAORDINARY TRANSACTIONS. Except as permitted by Section 7.10, WNIC will not enter into or consummate any other transaction or agreement which would have the effect of preventing the consummation of the transactions contemplated hereby or would adversely affect the value to be obtained by PFS as a result of the transactions contemplated hereby.

6.5 ADDITIONAL MATTERS. WNIC will not (a) waive or relinquish any rights of substantial value relating to the Health Insurance Business, (b) otherwise make any material change in the conduct of the business or operations of the Health Insurance Business, or (c) agree in writing or otherwise to take any of the foregoing actions or to take any action which WNIC reasonably believes could result in a material adverse effect on the Business and Condition of the Health Insurance Business.

6.6 INVESTIGATION BY PFS. WNIC shall provide PFS and its legal counsel, accountants, actuaries, and other representatives with reasonable access, upon prior notice and during normal business hours, to all facilities, officers, employees, agents, accountants, actuaries, books and records, and Assets and Properties of the Health Insurance Business, and (at the expense of PFS) will furnish PFS and such representatives with copies of such documents, information, and data (including without limitations copies of Material Contracts and Plans) concerning the business, operations, and affairs of the Health Insurance Business as PFS reasonably may request. PFS agrees to notify WNIC in writing prior to the First or Second Closing, as applicable, of any fact discovered by PFS in its investigation which PFS actually concludes constitutes a breach of a representation or warranty in Article IV. After such notice, WNIC, subject to
Section 10.1(b), shall be permitted to cure such violation (if curable) prior to the First or Second Closing, as applicable.

6.7 NO BREACH OR DEFAULT. WNIC shall refrain from violating, breaching, or defaulting under, and from taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a violation, breach, or default under, any contract to which WNIC is a party or by which any of the Assets and Properties of the Health Insurance Business is bound and which violation, breach, or default individually or in the aggregate could reasonably be expected to have a material adverse effect on the Business and Condition of the Health Insurance Business.

6.8 FINANCIAL STATEMENTS AND REPORTS. WNIC shall deliver to PFS (as promptly as practicable after their availability), true and complete copies of such material financial statements, reports, or analyses as may be prepared or received by WNIC in the ordinary course of business and as relate to the Business and Condition of the Health Insurance Business, including without limitation, a balance sheet (exclusive of any allocation of capital and surplus and exclusive of any invested assets) at the end of each calendar quarter, monthly statements of operations, normal internal reports (such as those reflecting monthly sales and termination activity), and special reports (such as those of consultants). WNIC shall continue to prepare such financial statements, reports or analyses as have heretofore been prepared by WNIC in accordance with its customary business practices.

6.9 EMPLOYEES. WNIC shall refrain from relocating any employees of the Health Insurance Business other than in the ordinary course of business, and shall permit PFS to have reasonable access to such employees for the purpose of offering them employment related positions.

6.10 INTERIM OPERATION AND MANAGEMENT. To the extent permitted under applicable Law, WNIC shall permit PFS to participate in, and to make requests with respect to, the following actions in connection with the operation and management of the Health Insurance Business from the date hereof to the First Closing Date or Second Closing Date, as applicable: (a) the preparation of monthly reports, financial statements and budgets for the Health Insurance Business, (b) the development of products, (c) pricing and premium adjustments, (d) marketing or promotional programs, and (e) all management decisions which could reasonably be expected to have a material effect on the Business and Condition of the Health Insurance Business. WNIC shall have final approval over all of the foregoing actions requested to be taken by PFS, such approval not to be unreasonably withheld or delayed. WNIC shall take such actions at its own expense, except that PFS shall bear the expense of the actions set forth in (b) and (d) above. WNIC shall give written notice of termination with respect to all third party Individual Health Business reinsurance ceded agreements and all Individual Health Business managed care agreements and shall use its best efforts to terminate the Small Group Business portion of all other third party reinsurance ceded agreements; provided, however, that the termination of any such agreements shall be expressly conditioned on the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE VII
                          CERTAIN ADDITIONAL COVENANTS

7.1CESSATION OF PARTICIPATION IN BENEFIT PLANS. Except as otherwise provided in this Section 7.1, WNIC shall take such corporate and other action as is necessary, with respect to any Plan adopted, maintained, or sponsored by WNIC and under which any present or former employee or agent of WNIC associated with the Health Insurance Business participates in any manner, to cause each Plan to make a distribution to such participants of the vested account or vested accrued benefit required under the terms of each Plan or required by Law. Such distribution shall be made in the form and at the time set forth in the Plan.

7.2 PUBLIC ANNOUNCEMENTS. At all times on or before the Second Closing Date, WNIC and PFS will each consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Agreement, any Closing Agreement, or the transactions contemplated by this Agreement and will use good faith efforts to agree on the text of a joint public report, statement, or release or will use good faith efforts to obtain the other party's approval of the text of any public report, statement, or release to be made solely on behalf of a party. If any such public report, statement or release is, in the opinion of legal counsel to a party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement, or release. Any such report, statement, or release approved or permitted to be made pursuant to this Section 7.2 may be disclosed or otherwise provided by WNIC or PFS to any Person, including without limitation to any employee, agent, or customer of either party hereto and to any Governmental Authority.

7.3  BOOKS, RECORDS, AND INFORMATION.

(a) All books, records, information, data, and other documents delivered to PFS by WNIC or any representative of WNIC pursuant to this Agreement or otherwise will be open for inspection (upon reasonable notice by WNIC) by WNIC or any representative of WNIC at any time during regular business hours until such time as such books, records, information, data, and other documents are destroyed or possession thereof is given up as provided in Section 7.3(b) hereof, and WNIC may during such period at its expense make such copies thereof as it may reasonably request. All books, records, information, data, and other documents that are retained by WNIC after the First Closing Date and that relate to the Individual/Small Group Insurance Business or after the Second Closing Date and that relate to the Large Group Business (in each case, other than tax records of WNIC or its Affiliates, except for any portion of such tax records that relates solely and specifically to the Health Insurance Business) will be open for inspection (upon reasonable notice by PFS) by PFS or any representative of PFS at any time during regular business hours until such time as such books, records, information, data, and other documents are destroyed or possession thereof is given up as provided in Section 7.3(b) hereof, and PFS may during such period at its expense make such copies thereof as it may reasonably request.

(b) Neither PFS nor WNIC shall destroy or give up possession of any item referred to in Section 7.3(a) hereof without first offering to the other party the opportunity, at such other party's expense (but without any other payment), to obtain the same. If such other party declines such offer, the offering party may give up possession of the offered items to any Person who agrees in writing to be bound by this Section 7.3. Any item referred to in Section 7.3(a) may be destroyed or disposed of by any party or other Person having possession thereof after the later of (i) the sixth anniversary of the First Closing Date or
(ii) the last date on which all representations, warranties, covenants, and agreements to which the respective item relates have expired in accordance with
Section 11.1 hereof.

(c) PFS shall use all commercially reasonable efforts to afford WNIC and the representatives of WNIC access to any employees or agents who were previously employees or agents of WNIC associated with the Health Insurance Business and who remain in the employ of PFS or any of PFS's Affiliates, as WNIC may reasonably request for its proper corporate purposes, including without limitation the defense of legal proceedings. Such access may include attendance at depositions or other proceedings, personal interviews, written correspondence, or other contact.

7.4 LEASE NOVATION AGREEMENTS. PFS and WNIC shall use all commercially reasonable efforts and will cooperate with each other in entering into novation agreements with respect to each real estate lease which is an Assumed Contract on Exhibit B. In the event that novation agreements are not possible, PFS shall, to the extent permitted by such lease, sublet each such leasehold from WNIC under identical terms and conditions as exist in the underlying lease.

7.5 AUTHORIZATION AND APPOINTMENT. Effective as of the First Closing with respect to the Individual/Small Group Business and contingent thereupon, and effective as of the Second Closing with respect to the Large Group Business and contingent thereupon, WNIC authorizes and appoints PFS as its agent to use WNIC's name insofar, but only insofar, as such use relates solely and exclusively to the administration of the Reinsured Policies and the Individual/Small Group Business; provided, however, that this authorization and appointment applies only with respect to the Reinsured Policies and policies, certificates and riders issued subsequently on the same forms currently used by WNIC in connection with the Health Insurance Business, with such subsequent changes in form therein as may be reasonably necessary to comply with insurance laws and regulations or to continue the Individual/Small Group Business as it existed on the First Closing Date and the Large Group Business as it existed on the Second Closing Date, and only as and to the extent that the Individual/Small Group Reinsurance Agreement and the Assignment Agreements in the case of the Individual/Small Group Business and the Large Group Reinsurance Agreement in the case of the Large Group Business remain in full force and effect with respect to such policies; provided further, however, that this authorization and appointment shall extend for a period of 180 days as to newly written group and individual insurance policies, until the next anniversary date of any existing group insurance policy occurring more than 90 days after the First Closing Date or Second Closing Date, as applicable, and until the date of policy lapse, expiration, or cancellation for existing individual policies.

7.6  REGULATORY AND THIRD PARTY APPROVALS.

(a) Each of WNIC and PFS shall (i) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts to obtain, as promptly as practicable, all approvals, authorizations, and clearances of Governmental Authorities respectively required of such party to consummate the transactions contemplated by this Agreement, (ii) provide such other information and communications to such Governmental Authorities as the other such party or such Governmental Authorities may reasonably request, and (iii) cooperate with the other such party in obtaining, as promptly as practicable, all approvals, authorizations, and clearances of Governmental Authorities required of the other such party to consummate the transactions contemplated by this Agreement, including without limitation the approval of the insurance Governmental Authority in Illinois.

(b) Each of WNIC and PFS shall (i) take all actions necessary to make, as promptly as practicable, the filings respectively required of it or of its respective Affiliates under the HSR Act (and under any applicable state Laws relating to antitrust notifications), (ii) comply as promptly as practicable with any request for additional information respectively received by it or its respective Affiliates from any Governmental Authority pursuant to the HSR Act (or such state Laws), (iii) cooperate with the other such party in connection with such other party's filings under the HSR Act (or such state Laws), and
(iv) request early termination of the applicable waiting period under the HSR Act (and such state Laws).

(c) Each of WNIC and PFS shall use all commercially reasonable efforts, and shall cooperate with each other, to secure all necessary consents, approvals, authorizations, exemptions, and waivers from third Persons as are required in order to effect the transactions contemplated by this Agreement and will otherwise use all commercially reasonable efforts to cause as promptly as practicable the consummation of all such transactions in accordance with the terms and conditions hereof.

(d) After the date hereof, the parties agree to cooperate in making presentations to the A.M. Best Company and to the Illinois Department of Insurance.

7.7  EMPLOYEES AND RETENTION OF BUSINESS.

(a) PFS agrees to offer employment, effective as of the later of October 31, 1996 or 90 days after the First Closing, or such earlier date as WNIC and PFS may mutually agree, to a minimum of 275 Employees, excluding those Employees who will be retained by WNIC as identified on Schedule 7.7(a) (the "Retained Employees"), pursuant to which each such Employee would be offered: (i) a position with duties and responsibilities substantially similar to those performed by such Employee for WNIC immediately prior to the First Closing, (ii) an annual base salary or hourly compensation rate not less than that in effect in the month prior to the month containing the First Closing Date; and (iii) benefits customarily provided to PFS s employees with similar responsibilities and salary level. Notwithstanding the foregoing, PFS agrees that it will not offer employment to any Employee of the Large Group Business unless the Large Group Reinsurance Agreement is or will become effective, in which case any such offer by PFS shall be counted toward its obligation hereunder to offer employment to a minimum of 275 Employees. PFS further agrees that it will notify WNIC of its intent to offer employment to any Employee at least 14 days prior to the effectiveness of such employment.

(b) For each benefit plan, program or arrangement, including but not limited to pension plans, 401(k) plans, severance pay plans, and welfare plans (as defined in Section 3(3) of ERISA) maintained by or contributed to by PFS, PFS agrees that each Employee hired by PFS shall be entitled to receive benefits under each such plan, program or arrangement, excluding any defined benefit pension plan (as defined in Section 3(35) of ERISA), computing the Employee s benefit as if the Employee s period of employment with WNIC were employment with PFS for all purposes and further agrees that time enrolled in WNIC s medical plan shall be treated as time enrolled in PFS s medical plan for the purpose of applying any limitations on pre-existing conditions.

(c) PFS agrees that, during the one-year period following the First Closing Date, it (i) will not transfer any Employee hired by it to a place of work more than 50 miles from his or her place of employment on the First Closing Date, and
(ii) will not terminate any Employee hired by it other than for cause.

(d) PFS shall use its best efforts to have each of the Employees so hired sign a release agreement in form and substance reasonably satisfactory to the parties; provided that PFS's "best efforts" shall not include making the signing of such agreement a condition to employment by PFS.

(e) In the event that the Large Group Reinsurance Agreement has become effective, (i) PFS agrees that, prior to October 1, 1997, it will not terminate or otherwise modify the terms and conditions of major medical health insurance coverage provided under WNIC's Group Insurance Plan, Plan #HRM 4200, and under Plan #HRM 4100, and (ii) WNIC agrees that it will not contract with any insurance carrier other than PFS to provide such major medical health insurance coverage to be effective prior to October 1, 1997; provided, however, that WNIC reserves the right to contract with health maintenance organizations to provide managed care type health care options to WNIC s employees and the employees of WNIC s affiliates covered under such plans.

(f) Notwithstanding anything herein to the contrary, PFS reserves the right to negotiate employment terms and conditions with any Employee that differ from the terms and conditions set forth above in Section 7.7(a), (b) and (c), provided that any Employee hired by PFS pursuant to this Section 7.7(f) shall be counted toward PFS's obligation to offer employment to a minimum of 275 Employees under
Section 7.7(a), but only if PFS obtains written acknowledgment from such Employee that such Employee waives all rights or otherwise releases all claims against WNIC under WNIC's severance plans.

(g) WNIC agrees to terminate the Employees, other than the Retained Employees, effective as of the later of October 31, 1996 or 90 days after the First Closing, or such earlier date as WNIC and PFS may mutually agree.

(h) WNIC shall be solely responsible for (i) collecting and submitting to the appropriate taxing authorities any taxes required to be withheld with respect to such Employees during the period of their employment by WNIC, and (ii) satisfying any and all COBRA and other obligations to the Employees arising from their employment by WNIC or termination of that employment.

(i) WNIC covenants not to interfere with, compete with or in any way inhibit any employment efforts by PFS and further covenants not to hire, attempt to hire, retain or solicit any of the Employees hired by PFS for a period of two
(2) years commencing on the date of this Agreement.

7.8 NON-COMPETITION AGREEMENTS. WNIC, in order to induce PFS to enter into this Agreement, expressly covenants and agrees that for a period of two (2) years from and after the First Closing Date, WNIC will not directly or indirectly own, manage, operate, join, control, or participate in or be connected with any business, individual, partnership, firm or corporation, which is at the time engaged, wholly or partly, in the marketing, sale or administration of individual and group major medical health insurance products in competition with the Health Insurance Business, except that WNIC may (a) perform its obligations as required under the Closing Agreements, (b) engage in the marketing, sale and administration of any insurance sold primarily to teachers and other employees of school districts and municipalities, and (c) acquire a company, business or block of insurance that competes with the Health Insurance Business provided that (i) less than 25% of the annual premium income of such company, business or block of insurance comes from individual and group major medical health insurance policies that compete with the Health Insurance Business and (ii) the annual premium income of such acquisitions do not, in the aggregate, exceed $100,000,000. WNIC further agrees that it will not directly or indirectly aid or assist any other party in the solicitation of insurance business in competition with the Health Insurance Business, except as may be required in connection with the operation or sale of its Large Group Business.

     Notwithstanding this Section 7.8, WNIC may own an aggregate of not more than five percent of the outstanding stock of any class of any corporation engaged in marketing individual and group major medical insurance in competition with the Health Insurance Business if such stock is listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities exchange, without violating the provisions of this Section 7.8, provided WNIC does not have the power to control or direct the management or affairs of such corporation and is not otherwise associated with it.

     WNIC expressly covenants and agrees that the remedy at law for any breach of this Section 7.8 will be inadequate and that, in addition to any other remedies PFS may have, PFS shall be entitled to temporary and permanent injunctive relief. To the extent that any part of this provision may be invalid, illegal or unenforceable for any reason, it is intended that such part shall be enforceable to the extent that a court of competent jurisdiction shall determine that such part if more limited in scope would have been enforceable and such part shall be deemed to have been so written and the remaining parts shall as written be effective and enforceable in all events. This non-compete shall be of no effect in the event that WNIC exercises its right of recapture under the Reinsurance Agreements.

7.9 CONDUCT OF BUSINESS. As of the First Closing Date, the Designee with respect to the Individual/Small Group Business, and as of the Second Closing Date, the Designee with respect to the Large Group Business, shall each have at least a "B+" (B plus) rating by A.M. Best Company (or in the event that A.M. Best Company is no longer publishing insurance company ratings, a comparable rating by a nationally recognized independent rating company). From the date hereof through the Second Closing Date, PFS shall cause each of its Designees to
(a) conduct its business in all material respects in accordance with all applicable Laws, (b) use commercially reasonable efforts to maintain underwriting, claims adjudication and policyholder service at the level provided by its Designees on the date hereof and in accordance with industry standards to preserve the present business relationships with the holders of the Reinsured Policies, and (c) furnish to WNIC promptly upon receipt thereof, copies of any reports or other communications received from the A.M. Best Company or from any insurance regulatory authority with respect to the Health Insurance Business or the insurance company ratings of such Designees.

7.10 NO SOLICITATION. From and after the date hereof through the First Closing Date or the termination of this Agreement pursuant to Article X, WNIC will not, and will use its best efforts to cause its officers, directors, employees, attorneys, financial advisors, agents or other representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any acquisition proposal or offer from any Person with respect to the Health Insurance Business, or engage in or continue discussions or negotiations relating thereto; provided, however, that (a) this provision will not apply with respect to the Large Group Business, and (b) WNIC may engage in discussions or negotiations with, or furnish information to any third party which makes an Acquisition Proposal (as hereinafter defined) if the Board of Directors of WNIC concludes in good faith that the failure to take such action would violate the fiduciary obligations of such Board to WNIC or its stockholders under applicable Law. WNIC will promptly notify PFS of any Acquisition Proposal, including the material terms and conditions thereof, provided that it need not disclose the identity of the Person or group making such Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" shall mean any proposal or offer, or any expression of interest by any third party relating to WNIC's willingness or ability to receive or discuss a proposal or offer, for a tender or exchange offer, a merger, acquisition, consolidation or other business combination, or reinsurance agreement or arrangement, which involves all or substantially all of the assets or stock of WNIC or its parent corporation, Washington National Corporation, and includes the Health Insurance Business or any part thereof (other than the Large Group Business) as a part of such business combination or reinsurance agreement or arrangement.

7.11 EQUIPMENT PURCHASE OPTION. PFS shall have (a) the right, exercisable in its sole discretion within 15 days of the termination of the Interim Services and Facilities Agreement relating to the Reinsured Policies under the Individual/Small Group Reinsurance Agreement, to match the highest bid and thereby purchase the used equipment identified in paragraphs 6(a), 6(c) and 6(e) of Exhibit C to this Agreement, and (b) the right, exercisable in its sole discretion within 15 days of the termination of the Interim Services and Facilities Agreement relating to the Reinsured Policies under the Large Group Reinsurance Agreement, to match the highest bid and thereby purchase the used equipment identified in paragraphs 6(b) and 6(d) of Exhibit C to this Agreement.

7.12 FULFILLMENT OF CONDITIONS. Each party hereto shall use its best efforts to take or cause to be taken all actions reasonably necessary or appropriate to cause the conditions set forth in Article VIII to be satisfied at or prior to the First Closing with respect to the Individual/Small Group Business, and at or prior to the Second Closing with respect to the Large Group Business.

7.13 PERFORMANCE OF CLOSING AGREEMENTS. Each party agrees to fulfill fully and in a timely manner its obligations under the Closing Agreements.

7.14 FURTHER ASSURANCES. From time to time after the First Closing and the Second Closing, as applicable, at the request of PFS and without further consideration, WNIC shall execute and deliver such further instruments of transfer and assignment (in addition to those delivered under Section 2.7(c) and 3.7(c)) and take such other action as PFS may reasonably request to more effectively transfer and assign to, and vest in or license to, PFS the Transferred Assets. From time to time after the First Closing and the Second Closing, as applicable, at the request of WNIC and without further consideration, PFS shall execute and deliver such further instruments of assumption (in addition to those delivered under Section 2.7(b) and 3.7(b)) and take such other action as WNIC may reasonably request in connection with PFS's assumption of the Assumed Liabilities. In the event that the assignment of any contract included in the Transferred Assets shall require the consent of other parties thereto, this Agreement shall not constitute a contract for the assignment thereof to the extent that an attempted assignment would constitute a breach thereof; however, WNIC shall use all reasonable efforts before the First or Second Closing, as applicable, and after the First or Second Closing, as applicable, as needed, to obtain any necessary consents or waivers to assure PFS of the benefits of any such contracts and shall hold for the benefit of PFS, to the extent consented to by PFS, any contracts that may not be assigned to PFS. From time to time after the First Closing and the Second Closing, as applicable, WNIC shall cooperate with PFS to facilitate the orderly continuation of the Health Insurance Business and shall in furtherance thereof: (a) promptly deliver to PFS the original of any mail or other communication received by WNIC pertaining to the operation of the Health Insurance Business after the First or Second Closing, as applicable, and any monies, checks or other instruments of payment to which PFS is entitled, (b) promptly notify PFS of any claims filed with respect to the Reinsured Policies, and (c) take such other actions, consistent with the purposes of this Section, as may be reasonably requested by PFS.

7.15 SHARED EQUIPMENT. To the extent permitted by Law, WNIC shall use its best efforts to provide PFS with the use of certain equipment jointly used in the Health Insurance Business and certain of WNIC's other businesses for a period of up to one year from the First Effective Date; provided, however, that (i) PFS shall use such equipment only in connection with its conduct of the Individual/Small Group Business and, if applicable, the Large Group Business, and (ii) WNIC shall not be required to provide such equipment if it would incur any additional expense in connection therewith (unless PFS reimburses WNIC for such expense), or if its ability to conduct its other businesses would be interfered with or otherwise adversely affected.


                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

8.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PFS TO CLOSE. The obligations of PFS under this Agreement are subject to the fulfillment at or before the First Closing with respect to the Individual/Small Group Business, and at or before the Second Closing with respect to the Large Group Business, of each of the following conditions (all or any of which may be waived in whole or in part by PFS):

(a) No Injunction. There shall not be in effect on the First Closing Date or the Second Closing Date, as applicable, any valid Order of any Governmental Authority restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

(b) No Proceeding or Litigation. There shall not be pending or (to the knowledge of PFS or WNIC) threatened any action, suit, investigation, or other proceeding in, before, or by any Governmental Authority or other Person to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement or to recover any Damages (or obtain other relief) as a result of this Agreement, any Closing Agreement, or any of the transactions contemplated by this Agreement which action, suit, investigation, or other proceeding may, in the reasonable opinion of PFS, result in a decision, ruling, or finding that individually or in the aggregate could reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of PFS to perform its obligations under this Agreement or any Closing Agreement, or (after the First Closing or Second Closing, as applicable) on the Business and Condition of the Health Insurance Business.

(c) HSR Act. The requirements of the HSR Act (and of any applicable state Laws regulating antitrust notification) shall have been complied with, and the waiting period thereunder shall have expired or been terminated.

(d) Consents and Authorizations. All orders, consents, permits, authorizations, approvals, and waivers of every Person disclosed pursuant to
Section 5.4 hereof or otherwise necessary to permit PFS to perform its obligations under this Agreement, the Assumed Liabilities or any Closing Agreement (including without limitation requisite action of the insurance Governmental Authority in Illinois) shall have been obtained and shall be in full force and effect.

(e) Representations and Warranties. All representations and warranties of WNIC contained in this Agreement shall be true as of the First Closing Date or the Second Closing Date, as applicable, in all material respects as if made on and as of such Closing Date.

(f) Performance of Agreements. WNIC shall have performed or complied with all obligations that are required to be performed or complied with by WNIC pursuant to the terms of this Agreement on or before the First Closing Date or the Second Closing Date, as applicable.

(g) Officers' Certificates. WNIC shall have delivered to PFS a certificate, dated the First Closing Date or the Second Closing Date, as applicable, in form and substance satisfactory to PFS and executed by the officer executing this Agreement (or by any other officer of WNIC whose title is equal or senior to that of such executing officer), certifying (with respect to WNIC) as to the fulfillment of the conditions set forth in Sections 8.1(a), (c), (e), and (f) hereof. Such officer's certificate also shall certify (with respect to WNIC) as to the fulfillment or nonfulfillment of the conditions set forth in Sections 8.2(b) and (d) hereof. In addition, WNIC shall have delivered to PFS a certificate, dated the First Closing Date or the Second Closing Date, as applicable, and executed by the Secretary or any Assistant Secretary of WNIC, certifying that WNIC has duly and validly taken all corporate action necessary to authorize WNIC's execution and delivery of this Agreement and the Closing Agreements and WNIC's performance of its obligations under this Agreement and the Closing Agreements, and that the resolutions, true and complete copies of which shall be attached to the certificate, of the Board of Directors of WNIC with respect to this Agreement and the Closing Agreements, and the transactions contemplated by this Agreement, have been duly and validly adopted and are in full force and effect. WNIC also shall have delivered to PFS such certificates or other documentation from Governmental Authorities as PFS may reasonably request as to the matters represented by WNIC in Sections 4.1 and 4.3 hereof.

(h) Opinion of Counsel. PFS shall have received an opinion dated as of the First Closing Date and, if applicable, the Second Closing Date of the corporate counsel of WNIC to the effect that: (i) WNIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois;
(ii) WNIC has full corporate power and authority to carry on the Health Insurance Business substantially as it is now being conducted; (iii) the execution and delivery of this Agreement, the Closing Agreements and the Bills of Sale by WNIC, the consummation of the transactions contemplated hereby and thereby, the compliance with the terms and conditions hereof and thereof and the performance by WNIC of its obligations and undertakings hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of WNIC and constitute the valid and binding obligations of WNIC, enforceable in accordance with their terms, subject to applicable laws relating to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity; (iv) the execution and delivery of this Agreement, the Closing Agreements and the Bills of Sale by WNIC, and the consummation of the transactions contemplated hereby and thereby do not violate any provisions of the Articles of Incorporation or bylaws of WNIC or any laws or regulations applicable to WNIC, or any court decree applicable to WNIC, and none of such actions will result in a breach of or constitute a default under any agreement, indenture or other instrument known to such counsel to which WNIC is a party or by which it is bound, and any and all authorizations or approvals of or consents to the execution and delivery by WNIC of this Agreement, the Closing Agreements and the Bills of Sale, by any Federal, state or other governmental regulatory agency at the time having jurisdiction in the premises have been obtained; (v) to the best of such counsel's knowledge, WNIC is not in default with respect to any order, writ, injunction, award or decree of any court or any administrative or other governmental authority or any arbitrator, the effect of which would have a material adverse effect on WNIC's ability to comply with the terms of this Agreement, the Closing Agreements and the Bills of Sale; (vi) to the best of such counsel's knowledge, WNIC is not a party to any action, suit or proceeding by or before any court, arbitrator or administrative or governmental body other than (x) as disclosed in Schedule 4.5 or (y) that, if determined adversely to WNIC, would have a material adverse effect on WNIC's ability to comply with the terms of this Agreement, the Closing Agreements and the Bills of Sale; and (vii) to the best of such counsel's knowledge after reasonable investigation (which shall include an examination of appropriate UCC financing statements and reports, a review of appropriate corporate records and discussions with officers and representatives of WNIC), upon the execution and delivery at Closing of the Bills of Sale, PFS will have good and marketable title to the Transferred Assets of the Individual/Small Group Business or the Transferred Assets of the Large Group Business, as applicable, free and clear of any Lien (other than Liens created by PFS). In rendering such opinion, such counsel may rely as to factual matters upon certificates of officers or other appropriate representatives of WNIC and upon certificates of Governmental Authorities.

(i) Closing Agreements. WNIC shall have executed and delivered to PFS each of the Closing Agreements required to be executed by WNIC.

(j) Premium Income. As of the First Closing Date, the annualized premium income of the Individual Health Insurance Business (exclusive of the New Jersey Business and the reinsurance agreements with Harvest Life Insurance Company and Federal Home Life Insurance Company) shall be equal to at least 90% of such annualized premium income as of March 31, 1996.

8.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WNIC TO CLOSE. The obligations of WNIC under this Agreement are subject to the fulfillment at or before the First Closing with respect to the Individual/Small Group Business and at or before the Second Closing with respect to the Large Group Business of each of the following conditions (all or any of which may be waived in whole or in part by WNIC):

(a) No Injunction. There shall not be in effect on the First Closing Date or the Second Closing Date, as applicable, any valid Order of any Governmental Authority restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

(b) No Proceeding or Litigation. There shall not be pending or (to the knowledge of WNIC or PFS) threatened any action, suit, investigation, or other proceeding in, before, or by any Governmental Authority or other Person to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement or to recover any Damages (or obtain other relief) as a result of this Agreement, any Closing Agreement, or any of the transactions contemplated by this Agreement, which action, suit, investigation, or other proceeding may, in the reasonable opinion of WNIC, result in a decision, ruling, or finding that individually or in the aggregate could reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, on the ability of WNIC to perform its material obligations under this Agreement or any Closing Agreement, or (at or before the First Closing or Second Closing, as applicable) on the Business and Condition of the Health Insurance Business.

(c) HSR Act. The requirements of the HSR Act (and of any applicable state Laws relating to antitrust notification) shall have been complied with, and the waiting periods thereunder shall have expired or been terminated.

(d) Consents and Authorizations. All orders, consents, permits, authorizations, approvals, and waivers of every Person disclosed pursuant to
Section 4.4 hereof or otherwise necessary to permit WNIC to perform its obligations under this Agreement or any Closing Agreement (including without limitation requisite action of the insurance Governmental Authority in Illinois) shall have been obtained and shall be in full force and effect.

(e) Representations and Warranties. All representations and warranties of PFS contained in this Agreement shall be true as of the First Closing Date or the Second Closing Date, as applicable, in all material respects as if made on and as of such Closing Date.

(f) Performance of Agreements. PFS shall have performed or complied with all obligations that are required to be performed or complied with by PFS pursuant to the terms of this Agreement on or before the First Closing Date or the Second Closing Date, as applicable.

(g) Officers' Certificates. PFS shall have delivered to WNIC a certificate, dated the First Closing Date, or the Second Closing Date, as applicable, in form and substance satisfactory to WNIC and executed by the officer executing this Agreement (or by any other officer of PFS whose title is equal or senior to that of such executing officer), certifying (with respect to PFS) as to the fulfillment of the conditions set forth in Sections 8.2(a), (c), (e), and (f) hereof. Such officer's certificate also shall certify (with respect to PFS) as to the fulfillment or nonfulfillment of the conditions set forth in Sections 8.1(b) and (d) hereof. In addition, PFS shall have delivered to WNIC a certificate, dated the First Closing Date or the Second Closing Date, as applicable, and executed by the Secretary or any Assistant Secretary of PFS, certifying that PFS has duly and validly taken all corporate action necessary to authorize PFS's execution and delivery of this Agreement and the Closing Agreements and PFS's performance of its obligations under this Agreement and the Closing Agreements, and that the resolutions (true and complete copies of which shall be attached to the certificate) of the Board of Directors of PFS with respect to this Agreement and the Closing Agreements, and the transactions contemplated by this Agreement, have been duly and validly adopted and are in full force and effect. PFS also shall have delivered to WNIC such certificates or other documentation from Governmental Authorities as WNIC may reasonably request as to the matters represented by PFS in Sections 5.1 and 5.3 hereof.

(h) Opinion of Counsel. WNIC shall have received an opinion dated as of the First Closing Date and, if applicable, the Second Closing Date of the corporate counsel of PFS to the effect that: (i) PFS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;
(ii) PFS has full corporate power and authority to carry on its business substantially as it is now being conducted and to operate the Health Insurance Business; (iii) the execution and delivery of the this Agreement, the Closing Agreements and the Assumption Agreements by PFS, the consummation of the transactions contemplated hereby and thereby, the compliance with the terms and conditions hereof and thereof and the performance by PFS of its obligations and undertakings hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of PFS and constitute the valid and binding obligations of PFS, enforceable in accordance with their terms, subject to applicable laws relating to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity; (iv) the execution and delivery of the this Agreement, the Closing Agreements and the Assumption Agreements by PFS, and the consummation of the transactions contemplated hereby and thereby do not violate any provisions of the Certificate of Incorporation or bylaws of PFS or any laws or regulations applicable to PFS, or any court decree applicable to PFS, and none of such actions will result in a breach of or constitute a default under any agreement, indenture or other instrument known to such counsel to which PFS is a party or by which it is bound, and any and all authorizations or approvals of or consents to the execution and delivery by PFS of this Agreement, the Closing Agreements and the Assumption Agreements, by any Federal, state or other governmental regulatory agency at the time having jurisdiction in the premises have been obtained; (v) to the best of such counsel's knowledge, PFS is not in default with respect to any order, writ, injunction, award or decree of any court or any administrative or other governmental authority or to any arbitrator, the effect of which would have a material adverse effect on PFS's ability to comply with the terms of this Agreement, the Closing Agreements and the Assumption Agreements; and (vi) to the best of such counsel's knowledge, PFS is not a party to any action, such or proceeding by or before any court, arbitrator or administrative or governmental body that, if determined adversely to PFS, would have a material adverse effect on PFS's ability to comply with the terms of this Agreement, the Closing Agreements and the Assumption Agreements. In rendering such opinion, such counsel may rely as to factual matters upon certificates of officers or other appropriate representatives of PFS and upon certificates of Governmental Authorities.

(i) Closing Agreements. PFS shall have executed and delivered to WNIC each of the Closing Agreements required to be executed by PFS.


                                   ARTICLE IX
                                 INDEMNIFICATION

9.1 INDEMNIFICATION BY WNIC. Subject to the provisions of this Article IX and to Section 11.1 hereof, WNIC will indemnify PFS and its Affiliates in respect of, and hold PFS harmless against, any and all Damages resulting from or relating to any misrepresentation, breach of warranty, or nonfulfillment of or failure to perform any covenant or agreement, made by WNIC as a part of or contained in this Agreement or the officer's certificates delivered by or for WNIC pursuant to Section 8.1(g) hereof. The indemnification provided under this
Article IX and the indemnification provided under the Reinsurance Agreements and the Services Agreement will be PFS's exclusive and sole remedies for Damages or otherwise against WNIC or any of the Affiliates of WNIC.

9.2 INDEMNIFICATION BY PFS. Subject to the provisions of this Article IX and to Section 11.1 hereof, PFS will indemnify WNIC and its Affiliates in respect of, and hold WNIC harmless against, any and all Damages resulting from any misrepresentation, breach of warranty, or nonfulfillment of or failure to perform any covenant or agreement, made by PFS as a part of or contained in this Agreement or the officer's certificates delivered by or for PFS pursuant to
Section 8.2(g) hereof. The indemnification provided under this Article IX and the indemnification provided under the Reinsurance Agreements and the Services Agreements will be WNIC's exclusive and sole remedies for Damages or otherwise against PFS or any of the Affiliates of PFS.

9.3 LIMITATIONS. Notwithstanding Section 9.1, there shall be no liability for indemnification by WNIC hereunder unless the aggregate amount of Damages incurred by PFS and its Affiliates (net of all offsets) exceeds $500,000 and then only to the extent of the lesser of such excess or $ 25 million. In determining the threshold levels of Damages for the purposes of this
Section 9.3, the amount of any such Damages incurred by WNIC shall be offset against any such Damages incurred by PFS and its Affiliates; provided, however, that notwithstanding anything contained herein to the contrary, WNIC shall indemnify PFS and its Affiliates for all Damages arising as a result of or in connection with:

(a) the nonfulfillment of or failure to perform any covenant or agreement made by WNIC under this Agreement;

(b) all income, sales use, transfer and other taxes of any kind whatsoever incurred by WNIC;

(c) any claims or cause of action arising under any applicable Law relating to pollution or protection of the environment or workplace health and safety;

(d)  any Plan;

(e) any claim or cause of action arising prior to the Effective Date under any Reinsured Policy; and

(f)  any Excluded Liability.

9.4 NOTICE AND OPPORTUNITY TO DEFEND. If an Indemnitee becomes aware of a matter, including an action or proceeding by a third party, that it believes is indemnifiable pursuant to Section 9.1 or Section 9.2 hereof, the Indemnitee will give the Indemnifying Party prompt written notice of such matter. Such notice will be a condition precedent to any liability of the Indemnifying Party hereunder. Such notice shall set forth in reasonable detail the facts giving rise to such indemnification, the nature and amount of the Damages sought and, in the case of an action or proceeding by a third party, a copy of all documents received by the Indemnitee in connection therewith. The Indemnifying Party will have a period of 30 days within which to respond to such notice. If the Indemnifying Party accepts responsibility or does not respond within such 30-day period, the Indemnifying Party will be obligated to compromise or defend (and will control the defense of) such matter, at its own expense and by counsel chosen by the Indemnifying Party and reasonably satisfactory to the Indemnitee. The Indemnitee will cooperate fully with the Indemnifying Party and counsel for the Indemnifying Party in the defense against any such asserted liability, and the Indemnitee will have the right to participate at its own expense in the defense of any such asserted liability. Once the Indemnifying Party has agreed to defend, the Indemnifying Party shall not be liable to the Indemnitee for any fees of other counsel or any other expenses, in each case subsequently incurred by the Indemnitee in connection with the defense thereof, other than reasonable costs of investigation; provided, however, that if there exists or is reasonably believed to exist a conflict of interest or any defense by an Indemnitee that is in addition to defenses of the Indemnifying Party, that would make it inappropriate in the judgment of the Indemnitee for the same counsel to represent both the Indemnitee and the Indemnifying Party, then the Indemnitee shall be entitled to retain its own counsel, at the expense of the Indemnifying Party. If the Indemnifying Party does respond within such 30-day period and rejects responsibility for such matter in whole or in part, the Indemnitee will be free to pursue, without prejudice to any of the Indemnitee's rights hereunder, such remedies as may be available to the Indemnitee under applicable Law. Any compromise or settlement of any asserted liability (whether defended by the Indemnitee or by the Indemnifying Party) will require the prior written consent of the Indemnitee and the Indemnifying Party. If, however, the Indemnitee refuses its consent to a bona fide offer of compromise or settlement that the Indemnifying Party desires to accept, the Indemnitee may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnitee. In such event, the obligation of the Indemnifying Party to the Indemnitee will be equal to the lesser of (i) the amount of the offer of compromise or settlement that the Indemnifying Party desired to accept, plus the reasonable out-of-pocket expenses (except for expenses resulting from the Indemnitee's participation in any defense controlled by the Indemnifying Party) incurred by the Indemnitee before the date the Indemnifying Party notified the Indemnitee of the offer of compromise or settlement, or (ii) the actual out-of-pocket amount that the Indemnitee is obligated to pay as a result of such party's continuing to pursue such matter, minus the reasonable out-of-pocket expenses incurred by the Indemnifying Party after the date the Indemnifying Party notified the Indemnitee of the offer of compromise or settlement.

9.5 REDUCTION FOR INSURANCE. The gross amount that an Indemnifying Party is liable to, for, or on behalf of the Indemnitee pursuant to this Article IX ("Indemnifiable Loss") will be reduced (including without limitation retroactively) by any insurance, reinsurance, or other proceeds actually recovered by or on behalf of the Indemnitee related to the Indemnifiable Loss, and will be further reduced to take account of any tax benefit to the Indemnitee arising from the Indemnifiable Loss. If an indemnity payment in respect of an Indemnifiable Loss is made to the Indemnitee, or to a third Person on behalf of the Indemnitee, and if the Indemnitee subsequently receives (directly or indirectly) any insurance, reinsurance, or other proceeds or tax benefits in respect of such Indemnifiable Loss, then the Indemnitee will promptly pay to the Indemnifying Party the amount of such proceeds and tax benefits or, if less, the amount of such indemnity payment. The Indemnitee will use all commercially reasonable efforts, and will proceed diligently and in good faith, to recover such insurance, reinsurance, and other proceeds related to the Indemnifiable Loss as may be due to the Indemnitee from any third Person and to realize such tax benefits in respect of the Indemnifiable Loss as may be due to the Indemnitee under applicable Laws.

                                    ARTICLE X
                                   TERMINATION

10.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, upon notice by the terminating party to the other party:

(a) at any time before the Second Closing Date, by mutual written agreement of WNIC and PFS; or

(b) by either party, in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained herein, which breach shall not be cured within ten (10) days of written notice thereof; or

(c) by WNIC if the conditions set forth in Section 8.2 have not been satisfied on or prior to (i) the First Closing Date with respect to the Individual/Small Group Business and (ii) the Second Closing Date with respect to the Large Group Business; or

(d) by PFS if the conditions set forth in Section 8.1 have not been satisfied on or prior to (i) the First Closing Date with respect to the Individual/Small Group Business and (ii) the Second Closing Date with respect to the Large Group Business; or

(e) by either PFS or WNIC at any time after September 30, 1996, if the transactions contemplated by this Agreement have not been consummated on or before such date; provided, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement or whose material breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the transactions to have occurred on or before such date; or

(f) by WNIC (i) if WNIC receives an Acquisition Proposal from a third party, and (ii) the Board of Directors of WNIC concludes in good faith that the failure to accept such Acquisition Proposal would violate the Board's fiduciary obligations to WNIC or its stockholders under applicable Law. In such event, WNIC shall pay PFS $1.5 million in liquidated damages within sixty (60) days of such termination.

10.2 EFFECT OF TERMINATION.  If this Agreement is validly terminated pursuant to
Section 10.1 hereof, this Agreement will forthwith become null and void, and, except as provided in Section 10.1(f), there will be no liability on the part of WNIC or PFS, provided that termination pursuant to Section 10.1(b) above shall not relieve the non-terminating party of any liability for misrepresentation or breach of any representation, warranty, covenant or agreement.



                                   ARTICLE XI
                                  MISCELLANEOUS

11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties and covenants made by WNIC and PFS in this Agreement and in any Schedule, certificate or other instrument furnished hereunder shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Such representations and warranties shall survive the consummation of the transactions contemplated hereby and shall continue until 18 months from the Closing Date, provided that the representations and warranties of WNIC contained in Sections 4.1, 4.2, 4.3(b), 4.10, 4.11 and 4.18 shall survive for a period of three (3) years from the First Closing Date. In all cases, written notice must be duly given in accordance with Section 9.4 hereof within the applicable survival period. The rights of the parties to enforce the covenants under this Agreement shall survive until the expiration of the terms specified therein. Notwithstanding anything in this Section 11.1 to the contrary, the rights of the parties under Article IX shall survive for a period of three (3) years from the First Closing Date.

11.2 DISCLOSURE SCHEDULE. Concurrently with the execution of this agreement, WNIC shall deliver the Disclosure Schedule to PFS.

11.3 BROKERS. WNIC will indemnify PFS against, and hold PFS harmless from, any claim or demand for commission or other compensation by any broker, finder, or similar agent (whether or not a present or former employee or agent of WNIC), including without limitation Morgan Stanley & Co., Incorporated claiming to have been engaged by WNIC in connection with the transactions contemplated by this Agreement, and WNIC will bear the cost of the reasonable legal expenses incurred by PFS in defending against any such claim. PFS will indemnify WNIC against, and hold WNIC harmless from, any claim or demand for commission or other compensation by any broker, finder, or similar agent (whether or not a present or former employee or agent of PFS), claiming to have been engaged by PFS in connection with the transactions contemplated by this Agreement, and PFS will bear the cost of the reasonable legal expenses incurred by WNIC in defending against any such claim.

11.4 TAXES AND EXPENSES. Notwithstanding anything herein to the contrary, each of WNIC and PFS shall be responsible for the payment of its own federal, state and local income taxes, and WNIC shall be responsible for the payment of any sales or use taxes applicable to the transactions contemplated by this Agreement. Except as specifically provided in this Agreement, each of WNIC and PFS will pay its own expenses respectively incurred or to be incurred by it in negotiating this Agreement or any Closing Agreement, in performing its obligations under this Agreement or any Closing Agreement, or in consummating the transactions contemplated by this Agreement.

11.5 NOTICES. Any notice or communication given pursuant to this Agreement must be in writing and will be deemed to have been duly given if mailed (by registered or certified mail, postage prepaid, return receipt requested), or if transmitted by facsimile, or if delivered by courier, as follows:

(a)  If to WNIC:

               Washington National Insurance Company
               300 Tower Parkway
               Lincolnshire, IL 60069
               Attention:     Thomas Pontarelli
                         Executive Vice President
               (847) 793-3331
               (847) 793-3511 (facsimile)

     Copy to:

               Schiff Hardin & Waite
               7200 Sears Tower
               Chicago, IL  60606
               Attention:  Stuart L. Goodman
               (312) 876-1000
               (312) 258-5600 (facsimile)

(b)  If to PFS:

               Pioneer Financial Services, Inc.
               1750 East Golf Road
               Schaumburg, IL  60173
               Attention:     Mark S. Fischer
                         Executive Vice President
               (847) 413-7048
               (847) 413-7095 (facsimile)

     Copy to:

               Pioneer Financial Services, Inc.
               1750 East Golf Road
               Schaumburg, IL 60173
               Attention:     Billy B. Hill, Jr.
                         General Counsel
               (847) 413-7077
               (847) 413-7073 (facsimile)




All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 11.5 will, whether sent by mail, facsimile, or courier, be deemed given upon the first Business Day after actual delivery to the party to whom such notice or other communication is sent (as evidenced by the return receipt or shipping invoice signed by a representative of such party or by the facsimile confirmation). Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

11.6 ENTIRE AGREEMENT. This Agreement, together with the Closing Agreements and the Confidentiality Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior communications, agreements (other than the Confidentiality Agreement), understandings, representations, and warranties whether oral or written, between the parties hereto, including without limitation any financial or other projections, valuations, or predictions regarding the Health Insurance Business. There are no oral or written agreements, understandings, representations, or warranties between the parties hereto with respect to the subject matter hereof other than those set forth in this Agreement, the Closing Agreements, or the Confidentiality Agreement.

11.7 ASSIGNMENT AND AMENDMENT OF AGREEMENT. This Agreement will be binding upon the parties hereto and their respective successors and assigns and (solely as to Section 7.3 hereof) upon any other Person having possession of any item specified in Section 7.3(a) hereof. Neither this Agreement, nor any part hereof, nor any right or obligation hereunder may be assigned by WNIC or PFS without the prior written consent of the other party hereto, except that prior to the First Closing Date, PFS may assign this Agreement or all or part of its rights and obligations hereunder, to one or more of the following insurance subsidiaries: Pioneer Life Insurance Company, National Group Life Insurance Company, Manhattan National Life Insurance Company, Connecticut National Life Insurance Company, Continental Life & Accident Company and Universal Fidelity Life Insurance Company, with any such assignee to be a Designee for purposes of this Agreement. If this Agreement or the rights and obligations hereunder are assigned, the terms and conditions of this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective assigns; provided, however, that (a) no such assignment of this Agreement, or any part hereof, or any of the rights or obligations hereunder will relieve the assignor of its obligations under this Agreement and (b) in the case of PFS's assignment to one or more Designees, all representations, warranties and covenants made by, or other references to, PFS hereunder shall be deemed to be the representations, warranties and covenants of, and references to, such Designee (to the extent such rights and obligations are assigned to such Designee), with such changes as may be necessary or appropriate to reflect that Designee is an Illinois insurance corporation.

11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Illinois (without regard to the principles of conflicts of law) applicable to a contract executed and to be performed in such state.

11.9 FAILURE TO CLOSE. If for any reason this Agreement is terminated before the First or Second Closing, PFS will promptly return to WNIC all books, records, information, data, and other documents (including without limitation all originals and all copies thereof) theretofore delivered (by WNIC or any representatives of WNIC) to PFS or any representatives of PFS.

11.10 COOPERATION. From time to time after the First Closing Date, upon the reasonable request of WNIC or PFS, the other party hereto shall cooperate with such requesting party to effect the orderly transition of the business, operations, and affairs of the Health Insurance Business.

11.11 NO THIRD PARTY RIGHTS. This Agreement is not intended and may not be construed to create any rights in any parties other than WNIC, PFS, and their respective successors and assigns as permitted by Section 11.7 hereof or as required by applicable Law, and no Person may assert any rights as third party beneficiary hereunder.

11.12 INCORPORATION OF EXHIBITS. The Exhibits and Schedules attached hereto are hereby incorporated into this Agreement and will be deemed a part hereof as if set forth herein in full. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement will control.

11.13 HEADINGS AND GENDER. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender will be deemed to include each other gender, (b) words using the singular or plural number also will include the plural or singular number, respectively, (c) the terms "hereof," "herein," "hereby," "hereunder," "hereto," and derivative or similar words will refer to this entire Agreement, (d) the terms "Article" or "Section" will refer to the specified Article or Section of this Agreement, (e) the term "in the ordinary course of business" will mean in the ordinary course of business and consistent with past practices of the Health Insurance Business, and (f) the conjunction "or" will denote any one or more, or any combination or all, of the specified items or matters involved in the applicable list.

11.14 WAIVER AND REMEDIES. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Any such waiver must be in writing and must be executed by the officer executing this Agreement on behalf of such party (or by any other officer of such party whose title is equal or senior to that of the executing officer). A waiver on one occasion will not be deemed to be a waiver of the same or any other breach on a future occasion. All remedies, either under this Agreement, or by Law or otherwise afforded, will be cumulative and not alternative.

11.15 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations of WNIC or PFS under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

11.16 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



     IN WITNESS WHEREOF, WNIC and PFS have duly executed and delivered this Agreement as of this 31st day of May, 1996.


                    WASHINGTON NATIONAL INSURANCE COMPANY

                    BY:
                         NAME:
                         TITLE:


                    PIONEER FINANCIAL SERVICES, INC.

                    BY:
                         NAME:
                         TITLE:



                                    EXHIBITS

Exhibit A      Definitions

Exhibit B      Assets and Properties of the Health Insurance Business To Be
               Transferred to PFS

Exhibit C      Assets and Properties of the Health Insurance Business to be
               Retained by WNIC

Exhibit D      Liabilities and Obligations of the Health Insurance Business to
               Be Assumed by PFS

Exhibit E      Liabilities and Obligations of the Health Insurance Business to
               Be Retained by WNIC

Exhibit F      Individual/Small Group Reinsurance Agreement

Exhibit G      Closing Statement for the Individual/Small Group Business

Exhibit H      Closing Balance Sheet

Exhibit I      Large Group Reinsurance Agreement

Exhibit J      Closing Statement for the Large Group Business








                                                                       EXHIBIT A

                                   DEFINITIONS


"ACQUISITION PROPOSAL" shall have the meaning set forth in Section 7.10 of this Agreement.

"AFFILIATE" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

"AGREEMENT" shall mean this Purchase Agreement, together with the Exhibits attached hereto and the Disclosure Schedule.

"ANNUAL STATEMENT" shall mean any annual statement of WNIC filed with or submitted to the insurance regulatory authority in Illinois on forms prescribed or permitted by such authority.

"ASSETS AND PROPERTIES OF THE HEALTH INSURANCE BUSINESS" shall mean all assets, properties, rights and interests of WNIC of every kind, nature, character, and description (whether real, personal, or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed, or otherwise, and wherever situated) owned or leased by WNIC at the Closing Date and used exclusively or required for use in connection with the conduct of the Health Insurance Business as it is currently being conducted by WNIC (excluding the Excluded Assets), including but not limited to, those assets and properties described on Exhibit B hereto.

"ASSETS AND PROPERTIES OF THE INDIVIDUAL/SMALL GROUP BUSINESS" shall mean the Assets and Properties of the Health Insurance Business used exclusively or required for use in connection with the conduct of the Individual Health Business and the Small Group Business as it is currently being conducted by WNIC (excluding the Excluded Assets), including but not limited to those assets and properties identified on Exhibit B under the heading "Assets and Properties of the Individual/Small Group Business."

"ASSETS AND PROPERTIES OF THE LARGE GROUP BUSINESS" shall mean the Assets and Properties of the Health Insurance Business used exclusively or required for use in connection with the conduct of the Large Group Business as it is currently being conducted by WNIC (excluding the Assets and Properties of the Individual/Small Group Business and the Excluded Assets), including but not limited to those assets and properties identified on Exhibit B under the heading "Assets and Properties of the Large Group Business."

"ASSIGNMENT AGREEMENTS" shall mean the separate agreements pursuant to which WNIC assigns its reinsurance agreements with each of National Casualty Company, Harvest Life Insurance Company and Federal Home Life Insurance Company.

"ASSUMED CONTRACTS" shall mean those Material Contracts (i) listed on Schedule
4.12 marked with an asterisk and identified as an Assumed Contract, or (ii) designated in writing by PFS in writing on or before June 30, 1996 as an Assumed Contract.

"ASSUMED LIABILITIES" shall mean the "Assumed Liabilities of the Individual/Small Group Business" and the "Assumed Liabilities of the Large Group Business," as identified on Exhibit D hereto; provided, however, that the Assumed Liabilities shall not include the Assumed Liabilities of the Large Group Business unless the Assumed Liabilities of the Large Group Business are assumed by PFS pursuant to Section 3.3.

"ASSUMED LIABILITIES OF THE INDIVIDUAL/SMALL GROUP BUSINESS" shall have the meaning set forth in Section 2.2(a) and are identified on Exhibit D under the heading "Assumed Liabilities of the Individual/Small Group Business."

"ASSUMED LIABILITIES OF THE LARGE GROUP BUSINESS" shall have the meaning set forth in Section 3.3(a) and are identified on Exhibit D under the heading "Assumed Liabilities of the Large Group Business."

"ASSUMPTION AGREEMENT" shall mean the instrument of assumption and such other documents as WNIC or its counsel may reasonably deem necessary or desirable to transfer the Assumed Liabilities to PFS.

"BILLS OF SALE" shall mean the bills of sale and such other documents and instruments of sale, assignment, conveyance and transfer as PFS or its counsel may reasonably deem necessary or desirable to sell assign, convey and transfer to and vest, perfect and confirm in PFS all right, title and interest in and to the Transferred Assets.

"BUSINESS DAY" shall mean a day other than Saturday, Sunday, or any day on which the principal commercial banks located in Chicago, Illinois, are authorized or obligated to close under the Laws of Illinois.

"BUSINESS AND CONDITION" shall mean the business, financial condition, and results of operations of the Health Insurance Business considered as a whole.

"CEDING COMMISSION" shall have the meaning set forth in Section 2.3 of this Agreement.

"CLOSING AGREEMENTS" shall mean the Assignment Agreements, the Reinsurance Agreements, the Services and Facilities Agreements and the Evanston Lease.

"CLOSING AGREEMENTS FOR THE INDIVIDUAL/SMALL GROUP BUSINESS" shall mean the Assignment Agreements, the Individual/Small Group Reinsurance Agreement, the two Services and Facilities Agreements relating thereto, and the Evanston Lease.

"CLOSING AGREEMENTS FOR THE LARGE GROUP BUSINESS" shall mean the Large Group Reinsurance Agreement and the two Services and Facilities Agreements relating thereto.

"CLOSING BALANCE SHEET" shall mean the unaudited SAP and GAAP balance sheet relating to the Health Insurance Business (exclusive of any allocation of capital and surplus and exclusive of any invested assets) as of the end of the second month prior to the month in which the First Closing Date is deemed effective.

"CLOSING STATEMENTS" shall mean the Closing Statement for the Individual/Small Group Business and the Closing Statement for the Large Group Business.

"CLOSING STATEMENT FOR THE INDIVIDUAL/SMALL GROUP BUSINESS" shall mean the estimated statement of assets and liabilities of the Individual/Small Group Business to be transferred to PFS (in the form of Exhibit G attached hereto), as of the First Closing Date, prepared by WNIC and delivered to PFS at least five
(5) Business Days prior to the First Closing Date, using SAP in a manner consistent with such Closing Balance Sheet (except as otherwise noted on the Closing Statement).

"CLOSING STATEMENT FOR THE LARGE GROUP BUSINESS" shall mean the estimated statement of assets and liabilities of the Large Group Business to be transferred to PFS (in the form of Exhibit J attached hereto), as of the Second Closing Date, prepared by WNIC and delivered to PFS at least five (5) Business Days prior to the Second Closing Date, using SAP in a manner consistent with the Closing Balance Sheet (except as otherwise noted on such Closing Statement).

"CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"CONFIDENTIALITY AGREEMENT" shall mean the letter confidentiality agreement dated March 1, 1996 between WNIC and PFS.

"DAMAGES" shall mean any and all monetary damages, liabilities, fines, fees, penalties, interest obligations, deficiencies, losses, costs and expenses, including without limitation punitive treble, or other exemplary or extracontractual damages, interest, court costs, fees and expenses of attorneys, accountants, actuaries, and other experts, and other expenses of litigation or of any claim, demand, suit, action, liability, loss, damage or expense.

"DESIGNEE" shall have the meaning set forth in the second WHEREAS clause to this Agreement.

"DISCLOSURE SCHEDULE" shall mean the schedule dated the date of this Agreement and initialled by a representative of each party, furnished by WNIC to PFS and containing all schedules, documents, lists, descriptions, exceptions, and other information and materials as are required to be included therein pursuant to this Agreement.

"EMPLOYEE(S)" shall have the meaning set forth in Section 4.22.

"EVANSTON LEASE" shall mean the real property lease between PFS and WNIC relating to that portion of the property located at 1603 Orrington, Evanston, Illinois currently used by the Individual Health Business in form and substance reasonably satisfactory to the parties.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

"EXCLUDED ASSETS" shall have the meaning set forth in Section 2.1(b) and are set forth in Exhibit C.

"EXCLUDED LIABILITIES" shall have the meaning set forth in Section 2.2(b) and are set forth on Exhibit E.

"FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.9.

"FIRST CLOSING" shall mean the closing of the transactions contemplated by this Agreement with respect to the Individual/Small Group Business, as provided in
Section 2.7 of this Agreement.

"FIRST CLOSING DATE" shall mean the later of (i) the last Business Day of the month in which the last of the orders, consents, permits, authorizations, approvals, and waivers of Governmental Authorities described in Sections 8.1(c), 8.1(d), 8.2(c), and 8.2(d) of this Agreement has been obtained, including without limitation the approvals under all applicable insurance Laws and the expiration of the waiting periods under the HSR Act (and applicable state Laws relating to antitrust notification), and in such case the First Closing shall be deemed to have taken place as of, and all references to the First Closing Date shall be deemed to be references to, the last calendar day of such month, or
(ii) the fifth Business Day after the receipt of the last of such orders, consents, permits, authorizations, approvals and waivers, and in such case the First Closing shall be deemed to have taken place as of, and all references to the First Closing Date shall be deemed to be references to, the last calendar day of the month prior to the First Closing Date.

"FIRST EFFECTIVE DATE" shall mean the "Effective Date" as defined in the Individual/Small Group Reinsurance Agreement.

"GAAP" shall mean United States generally accepted accounting principles.

"GOVERNMENTAL AUTHORITY" shall mean any court, tribunal government, or other governmental or regulatory agency, department, commission, arbitrator, board, bureau, instrumentality, or authority, whether federal, foreign, state, or local.

"GROUP HEALTH BUSINESS" shall mean the issuance policies recorded as group business on WNIC's books and records, whether group life or group accidental health, except for those group policies included in the Individual Health Business.

"HEALTH INSURANCE BUSINESS" shall mean the individual health and group life and health insurance business conducted by WNIC, including without limitation all Assets and Properties of the Health Insurance Business and all risks, liabilities, and obligations of WNIC assumed or transferred pursuant to this Agreement or the applicable Closing Agreements.

"HSR ACT" shall mean Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended, and the rules and regulations promulgated thereunder.

"INCURRED DATE" is the date on which a claim arises under the terms of the applicable insurance policy.

"INDEMNIFIABLE LOSS" shall have the meaning ascribed to it in Section 9.5 of this Agreement.

"INDEMNIFYING PARTY" shall mean the Person against whom claims of indemnification are being asserted under Section 9.1 or Section 9.2 of this Agreement.

"INDEMNITEE" shall mean the Person claiming indemnification under Section 9.1 or
Section 9.2 of this Agreement.

"INDIVIDUAL HEALTH BUSINESS" shall mean the insurance policies recorded as individual health business on WNIC's books and records, whether written on group or individual policy forms. This will include business reinsured from others, including but not limited to Harvest, Home Federal, and National Casualty Company.

"INDIVIDUAL/SMALL GROUP BUSINESS" shall mean the Individual Health Business and the Small Group Business.

"INTELLECTUAL PROPERTY" shall mean all patents, trademarks, trade names, service marks, copyrights, trade secrets, registrations and applications therefor.

"LARGE GROUP BUSINESS" shall mean the Health Insurance Business, exclusive of the Individual Health Business and the Small Group Business.

"LAWS" shall mean all laws, statutes, ordinances, regulations, and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, province, commonwealth, city, county, municipality, territory, protectorate, possession, court, tribunal, agency, government, department, commission, arbitrator, board, bureau, or instrumentality thereof.

"LIEN" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, or other encumbrance of any kind, or any conditional sale contract, title retention contract, or other contract to give or to refrain from giving any of the foregoing.

"MATERIAL CONTRACT" shall mean (i) each lease, contract, agreement, commitment, or arrangement, whether oral or written, that relates to the Health Insurance Business and to which WNIC is a party or by which any of the Assets and Properties of the Health Insurance Business is bound, in each case involving the provision of services worth, or the payment or potential payment of, more than $100,000, (ii) each employment, severance, bonus, consulting or indemnification agreement, arrangement, understanding, plan or policy between WNIC and any Employee, and (iii) any other contract which WNIC reasonably believes in good faith to be material to the operation of the Health Insurance Business as it is currently being conducted, except that "Material Contract" specifically excludes all contracts, agreements, commitments and arrangements by and between WNIC and any agent or broker relating to the sale of insurance entered into in the normal course of business on WNIC's standard form of agreement for such relationships.

"NEW JERSEY BUSINESS" shall mean the business recorded as Individual Health Business on WNIC's books and records, which are written on New Jersey mandated policy forms A-E.

"ORDER" shall mean any judgment, writ, order, injunction, or decree of any Governmental Authority.

"PERSON" shall mean any natural person, corporation, general partnership, limited partnership, proprietorship, trust, union, association, Governmental Authority, or other entity, enterprise, authority, or business organization.

"PLAN" shall mean any employee benefit plan as defined in Section 4.13(a).

"PURCHASE PRICE" shall mean the purchase price for the Individual/Small Group Business as set forth in Section 2.7(a) of this Agreement.

"RECALCULATED TRANSFER AMOUNT FOR THE INDIVIDUAL/SMALL GROUP BUSINESS" shall mean an amount calculated by WNIC in the same manner as the Transfer Amount for the Individual/Small Group Business, but as of the end of the month in which the First Closing Date is deemed effective.

"RECALCULATED TRANSFER AMOUNT FOR THE LARGE GROUP BUSINESS" shall mean an amount calculated in the same manner as the Transfer Amount for the Large Group Business, but as of the end of the month in which the Second Closing Date occurs.

"REINSURANCE AGREEMENTS" shall mean (i) the Individual/Small Group Reinsurance Agreement, together with the attachments thereto, to be executed and delivered by WNIC and PFS at the First Closing, in substantially the form attached as Exhibit F to this Agreement, and (ii) the Large Group Reinsurance Agreement, together with the attachments thereto, to be executed by WNIC and PFS at the Second Closing, in substantially the form attached as Exhibit K to this Agreement.

"REINSURED POLICIES" shall mean the policies, certificates, and binders of individual and group life and health insurance that are reinsured or assigned pursuant to the Individual/Small Group Reinsurance Agreement, the Large Group Reinsurance Agreement, and the Assignment Agreements with respect to the National Casualty Company, Harvest Life Insurance Company and Federal Home Life Insurance Company Reinsurance Agreements.

"RETAINED EMPLOYEE(S)" shall have the meaning set forth in Section 7.7(a).

"SAP" shall mean the accounting practices required or permitted by the insurance regulatory authority in Illinois.

"SECOND CLOSING" shall mean the closing of the transactions contemplated by this Agreement with respect to the Large Group Business, as provided in Section 3.7 of this Agreement.

"SECOND CLOSING DATE" shall mean September 30, 1996.

"SECOND EFFECTIVE DATE" shall mean the "Effective Date" as defined in the Large Group Reinsurance Agreement.

"SERVICES AGREEMENTS" shall mean (i) the Interim Services and Facilities Agreement relating to the Reinsured Policies under the Individual/Small Group Reinsurance Agreement, together with the attachments thereto, to be executed and delivered by WNIC and PFS at the First Closing, (ii) the Interim Services and Facilities Agreement relating to the Reinsured Policies under the Large Group Reinsurance Agreement, together with the attachments thereto, to be executed and delivered by WNIC and PFS at the Second Closing, (iii) the Services and Facilities Agreement relating to the Reinsured Policies under the Individual/Small Group Reinsurance Agreement, together with the attachments thereto, to be executed and delivered by WNIC and PFS at the First Closing, and
(iv) the Services and Facilities Agreement relating to the Reinsured Policies under the Large Group Reinsurance Agreement, together with the attachments thereto, to be executed and delivered by WNIC and PFS at the Second Closing.

"SMALL GROUP BUSINESS" shall mean the policies coded as group policies on WNIC's books and records meeting the following criteria:

     All business issued and administered by Key Benefit Administrators of Indianapolis, or by Gettysburg Insurance Services, Inc. of Gettysburg, Pennsylvania.

     Business in experience rating classes 1, 3 or 7 (business of under 100 lives, whether refund or non-refund).

"TRANSFER AMOUNT FOR THE INDIVIDUAL/SMALL GROUP BUSINESS" shall be the net amount calculated by WNIC by offsetting the assets and liabilities of the Individual/Small Group Business set forth on the Closing Statement for the Individual/Small Group Business prepared by WNIC as of the end of the second month prior to the month in which the First Closing Date is deemed effective.

"TRANSFER AMOUNT FOR THE LARGE GROUP BUSINESS" shall be the net amount calculated by WNIC by offsetting the assets and liabilities of the Large Group Business set forth on the Closing Statement for the Large Group Business prepared by WNIC as of the end of the second month prior to the month in which the Second Closing Date occurs.

"TRANSFERRED ASSETS" shall mean the Transferred Assets of the Individual/Small Group Business and the Transferred Assets of the Large Group Business.

"TRANSFERRED ASSETS OF THE INDIVIDUAL/SMALL GROUP BUSINESS" shall have the meaning set forth in Section 2.1(a).

"TRANSFERRED ASSETS OF THE LARGE GROUP BUSINESS" shall have the meaning set forth in Section 3.2(a).